UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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☐ PreliminaryProxy Statement

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☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

ITC^DeltaCom, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ITC^DeltaCom, Inc.

1791 O.G. Skinner Drive

West Point, Georgia 31833

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 27, 2004

Dear fellow stockholder:

On behalf of the board of directors of ITC^DeltaCom, Inc., it is my pleasure to invite you to the Company’s 2004 annual meeting of stockholders. The annual meeting will be held on Tuesday, April 27, 2004, at 1:00 p.m., local time, at the Crowne Plaza Hotel, 1325 Virginia Avenue, Atlanta, Georgia. The annual meeting has been called for the following purposes:

1.	to consider and vote upon a proposal to elect seven directors of ITC^DeltaCom; and

2.	to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on March 26, 2004 will be entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

All stockholders are cordially invited to attend this meeting.

Your vote is very important to us. Whether or not you plan to attend the meeting in person, your shares should be represented and voted. To vote, you should complete, sign, date and promptly return the proxy in the postage-paid envelope that we have included for your convenience. Alternatively, you may submit your proxy through the Internet or by telephone as indicated on the enclosed proxy card. No postage is required if the proxy is mailed in the United States. Submitting the proxy before the annual meeting will not preclude you from voting in person at the annual meeting if you should decide to attend.

By Order of the Board of Directors,

Larry F. Williams Chairman and Chief Executive Officer

Dated: April 1, 2004

ITC^DELTACOM, INC.

1791 O.G. Skinner Drive

West Point, Georgia 31833

Annual Meeting of Stockholders

April 27, 2004

PROXY STATEMENT

GENERAL INFORMATION

ITC^DeltaCom, Inc. (the “Company” or “ITC^DeltaCom”) is furnishing this proxy statement in connection with the solicitation of proxies by the Company’s board of directors for use at the annual meeting of the Company’s stockholders to be held on Tuesday, April 27, 2004, at 1:00 p.m., local time, at the Crowne Plaza Hotel, 1325 Virginia Avenue, Atlanta, Georgia.

The annual meeting has been called for stockholders to consider and vote upon a proposal to elect seven directors of the Company and to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

This proxy statement and the enclosed proxy card are first being mailed to the Company’s stockholders on or about April 1, 2004.

Proxy Solicitation

The Company will pay the cost of this proxy solicitation. In addition to the solicitation of proxies by use of the mails, officers and other employees of the Company and its subsidiaries may solicit proxies by personal interview, telephone, facsimile, e-mail and telegram. None of these individuals will receive compensation for such services, which will be performed in addition to their regular duties. The Company also expects to make arrangements with brokerage firms, banks, custodians, nominees and other fiduciaries to forward proxy solicitation materials for shares held of record by them to the beneficial owners of such shares. The Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such materials.

A list of stockholders entitled to vote at the annual meeting will be open for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of ten days before the meeting at the Company’s offices at 1791 O.G. Skinner Drive, West Point, Georgia 31833, and at the time and place of the meeting during the whole time of the meeting.

Voting and Revocability of Proxies

A proxy card for use in connection with the annual meeting and a return postage-paid envelope are enclosed. Stockholders also may vote their shares through the Internet or by telephone by following the instructions provided on the enclosed proxy card.

Shares of common stock that are represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the annual meeting according to the instructions indicated in the proxy. If no instructions are indicated, the shares will be voted FOR the election of each of the nominees to the board of directors. Discretionary authority is provided in the proxy as to any matters not specifically referred to in the proxy. The board of directors is not aware of any other matters that are likely to be brought before the annual meeting. If any other matter is properly presented at the annual meeting for action, the persons named in the accompanying proxy will vote on such matter in their own discretion.

A vote through the Internet or by telephone may be revoked by executing a later-dated proxy card, by subsequently voting through the Internet or by telephone, or by attending the annual meeting and voting in person. A stockholder executing a proxy card also may revoke the proxy at any time before it is exercised by giving written notice revoking the proxy to the Company’s Secretary, by subsequently filing another proxy bearing a later date or by attending the annual meeting and voting in person. Attending the annual meeting will not automatically revoke a stockholder’s prior Internet or telephone vote or the stockholder’s proxy. All written notices of revocation or other communications with respect to revocation of proxies should be addressed to ITC^DeltaCom, Inc., 1791 O.G. Skinner Drive, West Point, Georgia 31833, Attention: Secretary.

Voting Procedure

All holders of record of the Company’s common stock at the close of business on March 26, 2004 will be eligible to vote at the annual meeting.

Each holder of common stock is entitled to one vote at the annual meeting for each share held by such stockholder as of the record date. As of March 26, 2004, there were 51,834,252 shares of common stock outstanding.

The holders of outstanding shares of capital stock representing a majority of the total votes entitled to vote at the annual meeting, present in person or by proxy, will constitute a quorum at the annual meeting. Votes cast in person or by proxy at the annual meeting will be tabulated by the inspector of election appointed for the annual meeting, who will determine whether a quorum is present. Abstentions and any broker non-votes, which are described below, will be counted for purposes of determining the presence of a quorum at the annual meeting.

Broker-dealers who hold their customers’ shares in street name may, under the applicable rules of the exchanges and other self-regulatory organizations of which the broker-dealers are members, vote the shares of their customers on routine proposals when they have not received instructions from the customer. Under these rules, brokers may not vote shares of their customers on other matters without instructions from their customers. A broker non-vote occurs with respect to any proposal when a broker holds shares of a customer in its name and is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction is given.

Stockholder Approval of Election of Directors

Assuming a quorum is present at the annual meeting, approval of the seven nominees to the board of directors requires a plurality of the votes cast at the annual meeting by the holders of the common stock. Accordingly, the directorships to be filled at the annual meeting will be filled by the nominees receiving the highest number of votes. In the election of directors, votes may be cast in favor of or withheld with respect to any or all nominees. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote.

As of March 26, 2004, a group of stockholders of the Company affiliated with Welsh, Carson, Anderson & Stowe, who are referred to collectively in this proxy statement as the “Welsh, Carson, Anderson & Stowe Group,” owned of record a majority of the outstanding shares of common stock. See “Security Ownership” for information about the capital stock owned by the Welsh, Carson, Anderson & Stowe Group. The members of the Welsh, Carson, Anderson & Stowe Group and certain former affiliates and former and current employees of Welsh, Carson, Anderson & Stowe, who are referred to collectively in this proxy statement as the “WCAS securityholders,” are obligated under the Governance Agreement described elsewhere in this proxy statement to vote all of their shares of common stock in favor of each of the nominees for election. Accordingly, if such votes are cast in accordance with the Governance Agreement, the election of each of the nominees for director is assured.

Voting Rights of Preferred Stock

Under the Company’s restated certificate of incorporation, holders of the Series A preferred stock and the Series B preferred stock are currently entitled to vote on an “as-converted” basis together with the holders of the common stock as a single class on all matters presented for a vote to the holders of the common stock, other than the election of directors. Accordingly, the holders of the Series A preferred stock and the Series B preferred stock are not entitled to vote on the election of directors at the annual meeting. If any matter other than the election of directors is properly presented at the annual meeting for action, holders of the Series A preferred stock and the Series B preferred stock will be entitled to vote on such matter on an as-converted basis. In such event, holders of the Series A preferred stock and the Series B preferred stock would be entitled to cast a number of votes equal to the number of shares of common stock into which each such series of preferred stock was convertible as of the annual meeting record date of March 26, 2004. In accordance with the restated certificate of incorporation, each holder of any of the 329,285 shares of Series A preferred stock outstanding as of the record date is entitled to cast 17.8260 votes at the annual meeting for each such share held by the stockholder as of the record date, and each holder of any of the 356,674 shares of Series B preferred stock outstanding as of the record date is entitled to cast 33.9544 votes at the annual meeting for each such share held by the stockholder as of the record date. As of March 26, 2004, holders of the Series A preferred stock and the Series B preferred are entitled to cast a total of approximately 5,869,835 votes and 12,110,652 votes, respectively, at the annual meeting.

Annual Report to Stockholders

A copy of the Company’s annual report to stockholders for the 2003 fiscal year accompanies this proxy statement. The Company is required to file an annual report on Form 10-K for the 2003 fiscal year with the Securities and Exchange Commission. Stockholders may obtain, free of charge, a copy of the 2003 Form 10-K, without exhibits, by writing to ITC^DeltaCom, Inc., 1791 O.G. Skinner Drive, West Point, Georgia 31833, Attention: Secretary. The annual report on Form 10-K is also available through the Company’s web site at http://www.itcdeltacom.com. The annual report to stockholders and the Form 10-K are not proxy soliciting materials.

Important Notice Regarding Delivery of Stockholder Documents

If you and other residents at your mailing address own common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report to stockholders and proxy statement for each company in which you hold shares through that broker or bank. The practice of sending only one copy of an annual report to stockholders and proxy statement is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of the Company’s annual report to stockholders and this proxy statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm and your account number to Householding Department, 51 Mercedes Way, Edgewood, New Jersey 11717 (telephone number: 1-800-542-1061). The revocation of your consent to householding will be effective following its receipt. In any event, if you did not receive an individual copy of the Company’s annual report to stockholders or this proxy statement, the Company will send a copy to you upon request if you (1) send a written request to ITC^DeltaCom, Inc., 1791 O.G. Skinner Drive, West Point, Georgia 31833, Attention: Secretary, or (2) telephone your request to the Company at (706) 385-8000. If you are receiving multiple copies of the Company’s annual report to stockholders and proxy statement, you can request householding by contacting the Company’s corporate secretary in the same manner. The Company encourages you to participate in this program. Your participation will reduce the volume of duplicate information received at your household, as well as reduce the Company’s operating expenses.

SECURITY OWNERSHIP

The following tables present information regarding beneficial ownership of the Company’s common stock, Series A preferred stock and Series B preferred stock as of February 20, 2004. This information has been presented in accordance with SEC rules and is not necessarily indicative of beneficial ownership for any other purpose. Under SEC rules, beneficial ownership of a class of capital stock includes any shares of such class as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any stock option, warrant or other right, without regard to whether such right expires before the end of such 60-day period or continues thereafter. If two or more persons share voting power or investment power with respect to specific securities, all of such persons may be deemed to be the beneficial owners of such securities. Information with respect to persons other than the holders listed in the tables below that share beneficial ownership with respect to the securities shown is set forth following the tables.

As of February 20, 2004, 51,834,252 shares of common stock, 329,285 shares of the Series A preferred stock and 356,674 shares of the Series B preferred stock were outstanding.

Shares of the Series A preferred stock and Series B preferred stock are convertible at any time at the holder’s option into shares of the common stock according to a formula specified in the applicable preferred stock certificate of designation. The following tables and related notes do not include the additional shares of common stock that would be issuable by the Company upon conversion of the preferred stock from and after January 1, 2004 as a result of dividends that accrue on the Series A preferred stock from and after January 1, 2004, which is the date to which the Company has paid accrued dividends on the Series A preferred stock and the Series B preferred stock. The following tables and related notes also do not include any additional shares of preferred stock that the Company may issue within 60 days of February 20, 2004 as payment-in-kind dividends on the outstanding preferred stock. The information presented below assumes that any fractional shares of common stock otherwise issuable upon conversion of either series of the preferred stock or upon exercise of outstanding warrants issued on October 29, 2002 (the “Series A warrants”) or October 6, 2003 (the “Series B warrants”) will be rounded up to the nearest whole share of common stock. Preferred stock amounts set forth below have been rounded up to the nearest whole number.

Principal Stockholders

The following tables present, as of February 20, 2004, information based upon the Company’s records and filings with the SEC regarding each person, other than a director, director nominee or executive officer of the Company, known to the Company to be the beneficial owner of more than 5% of the common stock, the Series A preferred stock or the Series B preferred stock.

Common Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%)
Magnolia Holding Company 3300 20th Avenue Valley, Alabama 36854	3,518,450	6.8
SCANA Corporation 1426 Main Street Columbia, North Carolina 29201	3,938,177	7.1
Welsh, Carson, Anderson & Stowe Group 320 Park Avenue, Suite 2500 New York, New York 10022	43,448,787	64.5

Series A Preferred Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%)
J. Smith Lanier, II. c/o J. Smith Lanier & Co. P.O. Box 70 300 West Tenth Street West Point, GA 31833	21,681	6.6
SCANA Corporation 1426 Main Street Columbia, North Carolina 29201	163,630	49.7

Series B Preferred Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%)
Welsh, Carson, Anderson & Stowe Group 320 Park Avenue, Suite 2500 New York, New York 10022	354,504	99.4

The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator for calculating beneficial ownership percentages may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, the Company believes that the beneficial owners of the securities listed below have sole voting and investment power with respect to the shares shown.

The information concerning Magnolia Holding Company is based upon a statement on Schedule 13G filed with the SEC on May 19, 2003.

The information concerning SCANA Corporation is based upon the Company’s records and a statement on Schedule 13D filed with the SEC on November 8, 2002. The shares of common stock shown as beneficially owned by SCANA Corporation include the following: 567,544 shares of common stock owned of record by SCANA Communications Holdings, Inc.; 2,863,506 shares of common stock issuable upon conversion of Series A preferred stock owned of record by SCANA Communications Holdings; 506,862 shares of common stock issuable upon exercise of Series A warrants owned of record by SCANA Communications Holdings; and 3,333 shares of common stock that SCANA Communications Holdings has the right to acquire within 60 days of February 20, 2004 pursuant to an option benefit transfer agreement, dated as of November 20, 2002, between William B. Timmerman and SCANA Communications Holdings. The shares of Series A preferred stock shown as beneficially owned by SCANA Corporation consist of 163,630 shares of Series A preferred stock owned of record by SCANA Communications Holdings. SCANA Corporation reports that it shares beneficial ownership with respect to all of the foregoing securities with SCANA Communications, Inc. and SCANA Communications Holdings, and that beneficial ownership is attributed to SCANA Corporation and SCANA Communications by virtue of SCANA Communications being the sole shareholder of SCANA Communications Holdings and SCANA Corporation being the sole shareholder of SCANA Communications.

The information concerning the Welsh, Carson, Anderson & Stowe Group is based upon the Company’s records and an amended statement on Schedule 13D/A filed with the SEC on October 14, 2003. The entities and individuals referred to below, other than WCAS CP III Associates, L.L.C. and WCAS INFO Partners, constitute the Welsh, Carson, Anderson & Stowe Group. The members of the Welsh, Carson, Anderson & Stowe Group, together with the other holders of the Series B preferred stock set forth above and certain former affiliates or employees of Welsh, Carson, Anderson & Stowe, constitute the Welsh Carson securityholders referred to elsewhere in this proxy statement. The Welsh, Carson, Anderson & Stowe Group reports that Welsh, Carson, Anderson & Stowe VIII, L.P. shares voting and investment power with respect to all of the securities shown with the following other members of the Welsh, Carson, Anderson & Stowe Group: WCAS VIII Associates, L.L.C., WCAS Capital Partners III, L.P., WCAS Information Partners, L.P., Patrick J. Welsh, Russell L. Carson, Bruce K. Anderson, Thomas E. McInerney, Robert A. Minicucci, Anthony J. de Nicola, Paul B. Queally, Jonathan M. Rather, D. Scott Mackesy, John D. Clark, James R. Matthews and Sanjay Swani. The foregoing individuals other than Mr. Clark are the managing members of WCAS VIII Associates, L.L.C., the sole general partner of Welsh, Carson, Anderson & Stowe VIII, L.P. In addition, Messrs. Welsh, Carson, Anderson, McInerney, Minicucci, de Nicola, Queally and Rather are the managing members of WCAS CP III Associates, L.L.C., the sole general partner of WCAS Capital Partners III, L.P., and Messrs. Anderson and McInerney are the general partners of WCAS INFO Partners, the sole general partner of WCAS Information Partners, L.P.

The shares of common stock shown as beneficially owned by the Welsh, Carson, Anderson & Stowe Group include the following: 25,848,113 shares of common stock held of record by Welsh, Carson, Anderson & Stowe VIII, L.P. and 11,589,514 shares of common stock issuable upon conversion of Series B preferred stock and upon exercise of Series B warrants held of record by Welsh, Carson, Anderson & Stowe VIII, L.P.; 1,951,715 shares of common stock held of record by WCAS Capital Partners III, L.P. and 2,470,031 shares of common stock issuable upon conversion of Series B preferred stock and upon exercise of Series B warrants held of record by WCAS Capital Partners III, L.P.; 235,932 shares of common stock held of record by each of Patrick J. Welsh and Russell L. Carson, and 106,013 shares of common stock issuable upon conversion of Series B preferred stock and upon exercise of Series B warrants held of record by each of Messrs. Welsh and Carson; 192,932 shares of common stock held of record by Bruce K. Anderson and 106,013 shares of common stock issuable upon conversion of Series B preferred stock and upon exercise of Series B warrants held of record by Mr. Anderson; 43,000 shares of common stock held of record by Mary R. Anderson TTEE U/A dated 12/03/2003 Bruce K. Anderson Intangible Trust; 240,483 shares of common stock held of record by Thomas E. McInerney and 108,051 shares of common stock issuable upon conversion of Series B preferred stock and upon exercise of Series B warrants held of record by Mr. McInerney; 83,185 shares of common stock held of record by Robert A. Minicucci and 37,527 shares of common stock issuable upon conversion of Series B preferred stock and upon exercise of Series B warrants held of record by Mr. Minicucci; 28,766 shares of common stock held of record by Anthony J. de Nicola and 12,565 shares of common stock issuable upon conversion of Series B preferred stock and upon exercise of Series B warrants held of record by Mr. de Nicola; 16,630 shares of common stock held of record by Paul B. Queally and 7,641 shares of common stock issuable upon conversion of Series B preferred stock and upon exercise of Series B warrants held of record by Mr. Queally; 5,549 shares of common stock held of record by Jonathan M. Rather and 2,435 shares of common stock issuable upon conversion of Series B preferred stock and upon exercise of Series B warrants held of record by Mr. Rather; 3,288 shares of common stock held of record by D. Scott Mackesy and 1,755 shares of common stock issuable upon conversion of Series B preferred stock and upon exercise of Series B warrants held of record by Mr. Mackesy; 2,418 shares of common stock held of record by James R. Matthews and 736 shares of common stock issuable upon conversion of Series B preferred stock and upon exercise of Series B warrants held of record by Mr. Matthews; and 8,701 shares of common stock held of record by Sanjay Swani and 3,849 shares of common stock issuable upon conversion of Series B preferred stock and upon exercise of Series B warrants held of record by Mr. Swani.

The shares of Series B preferred stock shown as beneficially owned by the Welsh, Carson, Anderson & Stowe Group include the following: 291,159 shares of Series B preferred stock held of record by Welsh, Carson, Anderson & Stowe VIII, L.P.; 50,954 shares of Series B preferred stock held of record by WCAS Capital Partners III, L.P.; 2,670 shares of Series B preferred stock held of record by each of Messrs. Welsh, Carson and Anderson; 2,732 shares of Series B preferred stock held of record by Mr. McInerney; 948 shares of Series B preferred stock held of record by Mr. Minicucci; 306 shares of Series B preferred stock held of record by

Mr. de Nicola; 194 shares of Series B preferred stock held of record by Mr. Queally; 62 shares of Series B preferred stock held of record by Mr. Rather; 41 shares of Series B preferred stock held of record by Mr. Mackesy; 11 shares of Series B preferred stock held of record by Mr. Matthews; and 92 shares of Series B preferred stock held of record by Mr. Swani.

The shares of Series A preferred stock shown as beneficially owned by J. Smith Lanier, II include 4,500 shares of Series A preferred stock held of record by Mr. Lanier’s spouse, for which he shares voting and investment power.

Investment in ITC^DeltaCom by Directors and Executive Officers

The following tables present, as of February 20, 2004, information regarding the beneficial ownership of the common stock, the Series A preferred stock and the Series B preferred stock by the following persons:

•	each director;

•	each director nominee;

•	the Company’s Chief Executive Officer and the other named executive officers in the summary compensation table appearing under “Executive Compensation”; and

•	all directors and executive officers as a group.

Common Stock

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%)
John Almeida, Jr.	4,688	*
Donald W. Burton	1,525,303	2.9
John J. DeLucca	3,333	*
Anthony J. de Nicola	43,448,787	64.5
Campbell B. Lanier, III	933,743	1.8
R. Gerald McCarley	4,333	*
Thomas E. McInerney	43,448,787	64.5
Steven D. Moses	65,549	*
J. Thomas Mullis	72,867	*
Douglas A. Shumate	125,256	*
Sanjay Swani	43,448,787	64.5
Robert C. Taylor, Jr.	3,333	*
William B. Timmerman	20	*
Andrew M. Walker	192,340	*
Larry F. Williams	738,950	1.4

All directors and executive officers as a group (17 persons)	47,150,168	68.7

*	Less than one percent.

Series A Preferred Stock

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%)
John Almeida, Jr.	—	—
Donald W. Burton	21,818	6.6
John J. DeLucca	—	—
Anthony J. de Nicola	—	—
Campbell B. Lanier, III	39,288	11.9
R. Gerald McCarley	—	—
Thomas E. McInerney	—	—
Steven D. Moses	—	—
J. Thomas Mullis	—	—
Douglas A. Shumate	2,182	*
Sanjay Swani	—	—
Robert C. Taylor, Jr	—	—
William B. Timmerman	—	—
Andrew M. Walker	—	—
Larry F. Williams	—	—

All directors and executive officers as a group (17 persons)	63,288	19.2

*	Less than one percent.

Series B Preferred Stock

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%)
John Almeida, Jr.	31	*
Donald W. Burton	—	—
John J. DeLucca	—	—
Anthony J. de Nicola	354,504	99.4
Campbell B. Lanier, III	—	—
R. Gerald McCarley	—	—
Thomas E. McInerney	354,504	99.4
Steven D. Moses	—	—
J. Thomas Mullis	—	—
Douglas A. Shumate	—	—
Sanjay Swani	354,504	99.4
Robert C. Taylor, Jr.	—	—
William B. Timmerman	—	—
Andrew M. Walker	—	—
Larry F. Williams	—	—

All directors and executive officers as a group (17 persons)	354,535	99.4

*	Less than one percent.

The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator for calculating beneficial ownership percentages may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, the Company believes that the beneficial owners of the securities listed below have sole voting and investment power with respect to the shares shown.

The shares of common stock shown as beneficially owned by John Almeida, Jr. include 1,020 shares of common stock issuable upon the conversion of Series B preferred stock held of record by Mr. Almeida and 396 shares of common stock issuable upon the exercise of Series B warrants held of record by Mr. Almeida. Mr. Almeida is a general partner of Welsh, Carson, Anderson & Stowe and a Welsh Carson securityholder.

The shares of common stock shown as beneficially owned by Donald W. Burton consist of the following: 95,451 shares of common stock issuable upon conversion of Series A preferred stock held of record by The Burton Partnership, Limited Partnership, and 286,351 shares of common stock issuable upon conversion of Series A preferred stock held of record by The Burton Partnership (QP), Limited Partnership; 16,896 shares of common stock issuable upon exercise of Series A warrants held of record by The Burton Partnership, Limited Partnership, and 50,687 shares of common stock issuable upon exercise of Series A warrants held of record by The Burton Partnership (QP), Limited Partnership; 268,020 shares of common stock held of record by The Burton Partnership, Limited Partnership; 804,558 shares of common stock held of record by The Burton Partnership (QP), Limited Partnership; and 3,333 shares of common stock that Mr. Burton has the right to purchase within 60 days of February 20, 2004 pursuant to the exercise of stock options. The shares of Series A preferred stock shown as beneficially owned by Donald W. Burton consist of the following: 5,455 shares of Series A preferred stock held of record by The Burton Partnership, Limited Partnership, and 16,363 shares of Series A preferred stock held of record by The Burton Partnership (QP), Limited Partnership. Mr. Burton is the general partner of The Burton Partnership, Limited Partnership, and The Burton Partnership (QP), Limited Partnership.

The shares of common stock shown as beneficially owned by John J. DeLucca consist of 3,333 shares of common stock that Mr. DeLucca has the right to purchase within 60 days of February 20, 2004 pursuant to the exercise of stock options.

The information concerning Anthony J. de Nicola is based upon the Company’s records and an amended statement on Schedule 13D/A filed by the Welsh, Carson, Anderson & Stowe Group with the SEC on October 14, 2003. Mr. de Nicola reports that he shares voting and investment power with respect to all of the shares of common stock and Series B preferred stock shown with Welsh, Carson, Anderson & Stowe VIII, L.P., WCAS VIII Associates, L.L.C., WCAS Capital Partners III, L.P., WCAS Information Partners, L.P., Patrick J. Welsh, Russell L. Carson, Bruce K. Anderson, Thomas E. McInerney, Robert A. Minicucci, Paul B. Queally, Jonathan M. Rather, D. Scott Mackesy, John D. Clark, James R. Matthews and Sanjay Swani. Mr. de Nicola is a managing member of WCAS VIII Associates, L.L.C., the sole general partner of Welsh, Carson, Anderson & Stowe VIII, L.P., and a managing member of WCAS CP III Associates, L.L.C., the sole general partner of WCAS Capital Partners III, L.P. For additional information concerning the nature of Mr. de Nicola’s beneficial ownership of the common stock and Series B preferred stock, see the information above under “Principal Stockholders” with respect to the security ownership of the Welsh, Carson, Anderson & Stowe Group.

The shares of common stock shown as beneficially owned by Campbell B. Lanier, III include the following: 1,765 shares of common stock held of record by Brown Investment Partners, L.P., of which Mr. Lanier serves as general partner; 10,106 shares of common stock issuable upon conversion of Series A preferred stock held of record by Brown Investment Partners, L.P.; 1,789 shares of common stock issuable upon exercise of Series A warrants held of record by Brown Investment Partners, L.P.; 677,417 shares of common stock issuable upon conversion of Series A preferred stock held of record by Mr. Lanier; 119,908 shares of common stock issuable upon exercise of Series A warrants held of record by Mr. Lanier; and 3,333 shares of common stock that Mr. Lanier has the right to purchase within 60 days of February 20, 2004 pursuant to the exercise of stock options. The shares of Series A preferred stock shown as beneficially owned by Mr. Lanier include 578 shares of Series A preferred stock held of record by Brown Investment Partners, L.P.

The shares of common stock shown as beneficially owned by R. Gerald McCarley include 3,333 shares of common stock that Mr. McCarley has the right to purchase within 60 days of February 20, 2004 pursuant to the exercise of stock options.

The information concerning Thomas E. McInerney is based upon the Company’s records and an amended statement on Schedule 13D/A filed by the Welsh, Carson, Anderson & Stowe Group with the SEC on October 14, 2003. Mr. McInerney reports that he shares voting and investment power with respect to all of the shares of common stock and Series B preferred stock shown with Welsh, Carson, Anderson & Stowe VIII, L.P., WCAS VIII Associates, L.L.C., WCAS Capital Partners III, L.P., WCAS Information Partners, L.P., Patrick J. Welsh, Russell L. Carson, Bruce K. Anderson, Anthony J. de Nicola, Robert A. Minicucci, Paul B. Queally, Jonathan M. Rather, D. Scott Mackesy, John D. Clark, James R. Matthews and Sanjay Swani. Mr. McInerney is a managing member of WCAS VIII Associates, L.L.C., the sole general partner of Welsh, Carson, Anderson & Stowe VIII, L.P., and a managing member of WCAS CP III Associates, L.L.C., the sole general partner of WCAS Capital Partners III, L.P. Mr. McInerney also is a general partner of WCAS INFO Partners, the sole general partner of WCAS Information Partners, L.P. For additional information concerning the nature of Mr. McInerney’s beneficial ownership of common stock and Series B preferred stock, see the information above under “Principal Stockholders” with respect to the security ownership of the Welsh, Carson, Anderson & Stowe Group.

The shares of common stock shown as beneficially owned by Steven D. Moses include 30,000 shares that Mr. Moses has the right to purchase within 60 days of February 20, 2004 pursuant to the exercise of stock options and 33,334 shares of common stock subject to restricted stock units that have vested or will vest within 60 days after February 20, 2004. The shares of common stock shown as beneficially owned by Mr. Moses for which he shares voting and investment power include 2 shares held of record by his wife, 18 shares held of record by his minor son and 2,141 shares credited to his participant account in the Company’s 401(k) retirement savings plan, which are voted by the plan’s trustees.

The shares of common stock shown as beneficially owned by J. Thomas Mullis include 30,000 shares that Mr. Mullis has the right to purchase within 60 days of February 20, 2004 pursuant to the exercise of stock options and 33,334 shares of common stock subject to restricted stock units that have vested or will vest within 60 days of February 20, 2004. The shares of common stock shown as beneficially owned by Mr. Mullis for which he shares voting and investment power include 9,469 shares credited to Mr. Mullis’s participant account in the Company’s 401(k) retirement savings plan, which are voted by the plan’s trustees.

The shares of common stock shown as beneficially owned by Douglas A. Shumate include the following: 38,181 shares of common stock issuable upon conversion of Series A preferred stock held of record by Mr. Shumate and 6,759 shares of common stock issuable upon exercise of Series A warrants held of record by Mr. Shumate; 33,334 shares of common stock that Mr. Shumate has the right to purchase within 60 days of February 20, 2004 pursuant to the exercise of stock options; 40,000 shares of common stock subject to restricted stock units that have vested or will vest within 60 days of February 20, 2004; 14 shares of common stock owned of record by Mr. Shumate’s spouse; and 159 shares of common stock credited to Mr. Shumate’s participant account in the Company’s 401(k) retirement savings plan, which are voted by the plan’s trustees. Mr. Shumate shares voting and investment power with respect to the shares held of record by his spouse.

The information concerning Sanjay Swani is based upon the Company’s records and an amended statement on Schedule 13D/A filed by the Welsh, Carson, Anderson & Stowe Group with the SEC on October 14, 2003. Mr. Swani reports that he shares voting and investment power with respect to all of the shares of common stock and Series B preferred stock shown with Welsh, Carson, Anderson & Stowe VIII, L.P., WCAS VIII Associates, L.L.C., WCAS Capital Partners III, L.P., WCAS Information Partners, L.P., Patrick J. Welsh, Russell L. Carson, Bruce K. Anderson, Thomas E. McInerney, Robert A. Minicucci, Paul B. Queally, Jonathan M. Rather, D. Scott Mackesy, John D. Clark, James R. Matthews and Anthony J. de Nicola. Mr. Swani is a managing member of WCAS VIII Associates, L.L.C., the sole general partner of Welsh, Carson, Anderson & Stowe VIII, L.P., and a managing member of WCAS CP III Associates, L.L.C., the sole general partner of WCAS Capital Partners III, L.P. For additional information concerning the nature of Mr. Swani’s beneficial ownership of the common stock and Series B preferred stock, see the information above under “Principal Stockholders” with respect to the security ownership of the Welsh, Carson, Anderson & Stowe Group.

The shares of common stock shown as beneficially owned by Robert C. Taylor, Jr. consist of 3,333 shares of common stock that Mr. Taylor has the right to purchase within 60 days of February 20, 2004 pursuant to the exercise of stock options.

The shares of common stock shown as beneficially owned by William B. Timmerman do not include 3,333 shares of common stock issuable within 60 days of February 20, 2004 upon exercise of stock options held by Mr. Timmerman. Pursuant to an option benefit transfer agreement, dated as of November 20, 2002, between Mr. Timmerman and SCANA Communications Holdings, Inc., Mr. Timmerman has agreed to exercise such options only at the request of SCANA Communications Holdings and to transfer all shares of common stock issued upon exercise of such options to SCANA Communications Holdings as soon as practicable after he receives such shares of common stock.

The shares of common stock shown as beneficially owned by Andrew M. Walker include the following: 133,334 shares of common stock subject to restricted stock units that have vested or will vest within 60 days of February 20, 2004; 50,000 shares of common stock that Mr. Walker has the right to purchase within 60 days of February 20, 2004 pursuant to the exercise of stock options; 7,896 shares of common stock credited to Mr. Walker’s participant account in the Company’s 401(k) retirement savings plan, which are voted by the plan’s trustees; and one share held of record by Mr. Walker’s wife, for which Mr. Walker shares voting and investment power.

The shares of common stock shown as beneficially owned by Larry F. Williams include the following: 271,999 shares held of record by Mr. Williams’s wife, for which Mr. Williams shares voting and investment power; 366,666 shares of common stock subject to restricted stock units that have vested or will vest within 60 days of February 20, 2004; and 100,000 shares of common stock that Mr. Williams has the right to purchase within 60 days of February 20, 2004 pursuant to the exercise of stock options.

The shares of common stock shown as beneficially owned by all directors and executive officers as a group include the following: a total of 606,668 shares of common stock subject to restricted stock units that have vested or will vest within 60 days of February 20, 2004; a total of 286,665 shares of common stock that all directors and executive officers as a group have the right to purchase within 60 days of February 20, 2004 pursuant to the exercise of stock options; a total of 19,666 shares of common stock credited to the participant accounts of the executive officers in the Company’s 401(k) retirement savings plan, which are voted by the plan’s trustees; a total of 12,924,904 shares of common stock that all directors and executive officers as a group have the right to acquire within 60 days of February 20, 2004 pursuant to the conversion of preferred stock; and 2,931,793 shares of common stock that all directors and executive officers as a group have the right to purchase within 60 days of February 20, 2004 pursuant to the exercise of warrants.

ELECTION OF DIRECTORS

Nominees for Election as Directors

The Company’s board of directors has nominated Larry F. Williams, John Almeida, Jr., Donald W. Burton, John J. DeLucca, R. Gerald McCarley, Thomas E. McInerney and Robert C. Taylor, Jr. for election to the board of directors to serve until their respective successors are elected and qualified. Each of the seven nominees is an incumbent director.

Approval of the nominees requires the affirmative vote of a plurality of the votes cast at the annual meeting. Accordingly, the directorships to be filled at the annual meeting will be filled by the nominees receiving the highest number of votes. In the election of directors, votes may be cast in favor of or withheld with respect to any or all nominees. Unless authority to do so is withheld, it is the intention of the persons named in the proxy to vote such proxy for the election of each of the nominees. If any nominee should become unable or unwilling to serve as a director, the persons named in the proxy intend to vote for the election of such substitute nominee for director as the board of directors may recommend. It is not anticipated that any nominee will be unable or unwilling to serve as a director.

The board of directors unanimously recommends that the stockholders of the Company vote FOR the election of each of the nominees to serve as directors.

Arrangements Relating to the Board of Directors

The nomination of John Almeida, Jr. and Thomas E. McInerney for election as directors at the annual meeting was effected in accordance with agreements entered into by the Company in connection with its acquisition by merger of BTI Telecom Corp. (“BTI”) on October 6, 2003. For information about this acquisition and related transactions, see “Transactions With Related Parties–Transactions With the Welsh, Carson, Anderson & Stowe Group.” The Company consummated its acquisition of BTI and related transactions pursuant to a merger agreement dated as of July 2, 2003, as amended (the “BTI merger agreement”), among the Company, BTI and Welsh, Carson, Anderson & Stowe VIII, L.P. (“WCAS VIII”), WCAS Capital Partners III, L.P. (“WCAS Capital Partners”), WCAS Information Partners, L.P., the other members of the Welsh, Carson, Anderson & Stowe Group and certain former affiliates and former and current employees of Welsh, Carson, Anderson & Stowe, a private equity firm (collectively, the “WCAS securityholders”). Effective as of October 6, 2003, in accordance with the BTI merger agreement, the Company entered into an agreement (the “Governance Agreement”) with the WCAS securityholders, Campbell B. Lanier, III, who is a stockholder and director of the Company, and Larry F. Williams, who is a stockholder and Chairman and Chief Executive Officer of the Company. The Governance Agreement contains provisions concerning the governance of the Company after the merger and the acquisition and disposition of the Company’s securities held by the WCAS securityholders, Mr. Lanier and Mr. Williams.

Size and Composition of Board of Directors. The Governance Agreement provides that, during the 15-month period from October 6, 2003 through January 6, 2005, which is referred to below as the “initial governance period,” the Company’s board of directors will consist of 11 directors, as follows:

•	up to two directors, who are referred to below as the “WCAS designees,” designated for appointment or for nomination for election to the board of directors by WCAS VIII and WCAS Capital Partners;

•	up to two directors, who are referred to below as the “Series A designees,” designated for appointment to the board of directors by the holders of the Series A preferred stock or elected to the board of directors by the holders of the Series A preferred stock, voting as a separate class, in accordance with the certificate of designation of the Series A preferred stock;

•

up to two directors, who are referred to below as the “Series B designees,” designated for appointment to the board of directors by the holders of the Series B preferred stock or elected to the board of directors by the holders of the Series B preferred stock, voting as a separate class, in accordance with the certificate of designation of the Series B preferred stock;

•	the Company’s Chief Executive Officer, who is currently Mr. Williams; and

•	the additional directors required to constitute an 11-member board of directors, who will be designated for appointment or for nomination for election to the board of directors by the remaining directors, other than Mr. Williams, who are serving as directors on the merger closing date (or by their replacements nominated in accordance with the Governance Agreement).

As of the date of this proxy statement, all of the outstanding Series B preferred stock was held by the WCAS securityholders.

As of the merger effective time on October 6, 2003, as contemplated by the Governance Agreement, the number of directors constituting the Company’s board of directors was increased from seven directors to 11 directors and the following four new directors were appointed to the board of directors by the incumbent seven directors:

•	Mr. Almeida and Mr. McInerney, who were designated for appointment to the board of directors by WCAS VIII and WCAS Capital Partners and who currently serve as the WCAS designees; and

•	Anthony J. de Nicola and Sanjay Swani, who were designated for appointment to the board of directors by the WCAS securityholders as the holders of the Series B preferred stock and who currently serve as the Series B designees.

The Governance Agreement provides that, at any time after the initial governance period expires on January 6, 2005, the WCAS securityholders may require the Company to increase the size of the board of directors, provided that at such time the WCAS securityholders and their affiliates beneficially own voting securities of the Company representing a majority of the Company’s outstanding “primary voting power.” The Governance Agreement defines “primary voting power” on any date to mean the total number of votes that may be cast on such date by all holders of the Company’s voting securities generally, other than in connection with the election of directors, but excluding any votes that may be cast upon the acquisition by stockholders of voting securities as a result of the conversion, exchange or exercise of any voting security equivalents, which include warrants, options and other rights, beneficially owned by such stockholders on such date. As of the date of this proxy statement, primary voting power means the total number of votes that may be cast by all holders of the common stock, the Series A preferred stock and the Series B preferred stock. Between the expiration of the initial governance period and October 6, 2006, which is the third anniversary of the merger closing date, the number of authorized directors may not exceed 15. Beginning on October 6, 2006, there will be no limitation in the Governance Agreement on the size of the board of directors, which may be determined by resolution of the board of directors or by vote of the stockholders.

Following the initial governance period, in accordance with the Governance Agreement, the board of directors will consist of the following directors:

•	up to two WCAS designees, so long as the WCAS securityholders and their affiliates beneficially own voting securities of the Company representing a majority of the outstanding primary voting power;

•	up to two Series A designees, as determined in accordance with the certificate of designation of the Series A preferred stock;

•	up to two Series B designees, as determined in accordance with the certificate of designation of the Series B preferred stock;

•	a minimum of three directors who qualify as “independent directors” as defined in the Governance Agreement; and

•	the additional directors required to constitute a board of directors having the number of directors authorized on the applicable date.

The Governance Agreement defines an “independent director” as a director who is (1) not an affiliate or an associate of any WCAS securityholder and (2) not an officer or employee of the Company or any subsidiary of the Company. For purposes of the Governance Agreement, the terms “affiliate” and “associate” generally have the meanings set forth in SEC rules, except that portfolio companies of the WCAS securityholders and their affiliates are excluded from the affiliate definition. In addition, if the Company’s securities are listed or traded on any national securities exchange or the Nasdaq Stock Market, such a director must qualify as an “independent director” within the meaning of the rules and regulations of such self-regulatory organization. If the Company’s securities are not so listed or traded, such a director may not have any relationship with the Company which, in the opinion of the board of directors and a determination of the committee of independent directors described below, at the time of such director’s nomination, appointment or election, would interfere with such director’s exercise of independent judgment in carrying out the director’s responsibilities as a director. The Company’s common stock is currently listed and traded on the National Market System of the Nasdaq Stock Market.

In addition to the foregoing independence requirements, a director will not qualify as an independent director for purposes of the Governance Agreement if the director has had, during the periods indicated, any disqualifying relationship with the Company of a type which is enumerated in the Governance Agreement. Such disqualifying relationships include the following:

•	employment with the Company or any parent or subsidiary of the Company at any time since the merger effective time;

•	subject to specified exceptions, receipt of any annual payments in excess of $60,000 from the Company or any parent or subsidiary of the Company during 2003 or during any year in any subsequent three-year period (or portion thereof) preceding the independence determination date;

•	employment of any family member of the director as an executive officer of the Company or any parent or subsidiary of the Company at any time since the merger effective time;

•	participation by such director as a partner in, or a controlling stockholder or executive officer of, any organization to which the Company made, or from which the Company received, payments (other than payments arising solely from investments in the Company’s securities) in fiscal 2003 or in any year in any subsequent three-year period (or portion thereof) preceding the independence determination date that exceed the greater of 5% of the recipient’s consolidated gross revenues for that year or $200,000;

•	employment of such director as an executive officer of any entity where any of the Company’s executive officers serve on such entity’s compensation committee at any time since the merger effective time; and

•	service by such director as a partner or employee of the Company’s independent auditor and participation by such director in the audit of the Company’s financial statements at any time since the merger effective time.

Composition of Board Committees. The Governance Agreement provides that at least one director designated by the WCAS securityholders will serve on all committees of the board of directors, other than the audit committee and the committee of independent directors established in accordance with the Governance Agreement. The remaining members of each committee, except the committee of independent directors to the limited extent described below, are required to qualify as independent directors as defined in the Governance Agreement.

The board of directors formed as of the merger effective time and will maintain a committee of independent directors. This committee is composed exclusively of independent directors, as defined in the Governance Agreement, except that any Series A designee who would qualify as an independent director but for (1) the failure of such Series A designee to qualify as an “independent director” within the meaning of the rules and regulations of the Nasdaq Stock Market (or, if the common stock is listed or traded on any national securities exchange, of such securities exchange) or (2) the existence of a disqualifying relationship as described above, nevertheless will serve on the committee unless the committee determines, in good faith, after considering the advice of outside legal counsel, that such Series A designee’s ability to exercise independent judgment has been materially compromised because of a change of circumstances relating to such disqualifying relationship that occurred after the date of the Governance Agreement. In addition, no director serving on the committee of independent directors may participate in the determination of any matter by the committee if, in the committee’s judgment, such director has an interest in such matter that would interfere with the director’s exercise of independent judgment. The committee is authorized to retain its own legal, financial and other advisors without seeking approval of such retention by the board of directors.

Vacancies in Board of Directors. The Governance Agreement provides that, during the initial governance period, vacancies created by the death, disability, retirement, resignation or removal of any director, other than a Series A designee, a Series B designee or a WCAS designee, will be filled by a determination of the committee of independent directors, except that if the director being replaced is the Company’s chief executive officer, the replacement will be the successor chief executive officer. During this period, unless they are directed to do so by a determination of the committee of independent directors, the WCAS securityholders will not take any action resulting in the removal without “cause” of any director not designated or employed by the WCAS securityholders or their affiliates, elected by the holders of the Series B preferred stock or appointed to the board of directors pursuant to the certificate of designation of the Series B preferred stock. For this purpose, the Governance Agreement defines “cause” as the willful and continuous failure of a director substantially to perform such director’s duties to the Company or the willful engaging by a director in gross misconduct materially and demonstrably injurious to the Company. See “Committees of the Board” for additional information about the duties and responsibilities of the committee of independent directors.

For so long as the WCAS securityholders and their affiliates beneficially own voting securities of the Company representing a majority of the outstanding primary voting power:

•	one or more of the WCAS securityholders or the WCAS designees, acting as a new directors committee formed in accordance with the Company’s bylaws, will have the right to designate a director to fill any vacancy created by the death, disability, retirement, resignation or removal of any WCAS designee or by an increase in the size of the board of directors implemented pursuant to the direction of the WCAS securityholders; and

•	neither the Company nor Mr. Lanier or Mr. Williams will take any action resulting in the removal of any WCAS designee without “cause,” as defined above.

Agreement to Vote. The Company, the WCAS securityholders, Mr. Lanier and Mr. Williams have agreed to vote or act by written consent, and to take all other necessary or desirable actions, to implement the foregoing provisions of the Governance Agreement relating to the board of directors and committees of the board of directors, and to use their reasonable efforts to cause their affiliates to do so. Consistent with this undertaking, the WCAS securityholders, Mr. Lanier and Mr. Williams are obligated under the Governance Agreement to vote their shares of common stock of the Company at the annual meeting in favor of each of the nominees for election.

Information About Director Nominees and Continuing Directors

The following presents information as of February 20, 2004 concerning each of the directors nominated for election at the annual meeting and each of the directors continuing in office.

Nominees for Election

Name	Age	Director Since
John Almeida, Jr.	33	2003
Donald W. Burton	60	1997
John J. DeLucca	60	2002
R. Gerald McCarley	65	2003
Thomas E. McInerney	62	2003
Robert C. Taylor, Jr.	44	2002
Larry F. Williams	61	2001

John Almeida, Jr., has served on the board of directors since October 2003. Mr. Almeida joined Welsh, Carson, Anderson & Stowe, a private equity firm, in 1999 and currently is a General Partner with that firm. Prior to joining Welsh, Carson, Anderson & Stowe, Mr. Almeida worked at Lehman Brothers in the investment banking department from 1997 to 1999 and at the private equity firm Westbury Capital Partners from 1995 to 1997. Mr. Almeida served as a director of BTI from 2001 to 2003. Mr. Almeida also serves as a director of Dex Media, Inc.

Donald W. Burton has served on the board of directors since 1997. Mr. Burton has served as the Managing General Partner of South Atlantic Venture Funds, a venture capital partnership, since 1983 and as the General Partner of The Burton Partnerships, which invest in public and private businesses, since 1979. Since 1981, he has served as President of South Atlantic Capital Corporation. Mr. Burton also serves as a trustee of the Merrill Lynch Cluster A group of mutual funds, as a director of KNOLOGY, Inc., and as a director of various private companies. Mr. Burton served as a director of ITC Holding Company, Inc., which was an investor in and operator of service businesses in the southeastern United States, prior to its sale in May 2003.

John J. DeLucca has served on the board of directors since October 2002. Mr. DeLucca has served as Executive Vice President and Chief Financial Officer of REL Consultancy Group, a provider of financial consulting services to businesses, since May 2003. Mr. DeLucca previously served as Executive Vice President, Finance and Administration, and Chief Financial Officer of Coty Inc., a manufacturer and marketer of personal fragrances, from 1999 to February 2002 and as Senior Vice President and Treasurer of RJR Nabisco Inc., an international consumer products company, from 1993 to 1998. Mr. DeLucca also has served, among other positions, as Managing Director and Chief Financial Officer of Hascoe Associates, President and Chief Financial Officer of the Lexington Group, and Senior Vice President-Finance and Managing Director of The Trump Group. Mr. DeLucca currently serves as a director of Enzo Biochem, Inc., British Energy PLC and various private companies.

R. Gerald McCarley served on the board of directors from January 2002 to October 2002. He was reappointed as a director in January 2003. Mr. McCarley is a retired partner of the accounting firm of Deloitte & Touche LLP. He retired from that firm in June 1999 after having served as an accounting and audit partner since 1980. Mr. McCarley joined a predecessor of Deloitte & Touche in 1967 and served in various positions before he was appointed a partner in 1980.

Thomas E. McInerney has served on the board of directors since October 2003. Mr. McInerney has been a General Partner of Welsh, Carson, Anderson & Stowe since 1986 and is a Managing Member or General Partner of the respective sole general partners of Welsh, Carson, Anderson & Stowe VIII, L.P. and other associated investment partnerships. Previously, Mr. McInerney co-founded and served as President and Chief Executive Officer of Dama Telecommunications Corp., a communications services company. Prior to co-founding Dama Telecommunications, Mr. McInerney worked in the financial services area at Automatic Data Processing, Inc. and was previously with the American Stock Exchange. Mr. McInerney served as a director of BTI from 2001 to 2003 and is currently a director of The BISYS Group, Centennial Communications Corporation, Savvis Communications Corporation and various private companies.

Robert C. Taylor, Jr. has served on the board of directors since October 2002. Mr. Taylor has served as the Chairman and a director of Focal Communications Corporation, a national communications provider of local phone and data services, since its founding in 1996. Mr. Taylor also served as the Chief Executive Officer of Focal Communications from 1996 until May 2002 and is that company’s co-founder. Focal Communications filed for reorganization under Chapter 11 of the United States bankruptcy code in December 2002. Mr. Taylor is a Senior Advisor to Chanin Capital Partners, an investment banking firm, and is also a member of the Board of Directors of the Information Technology Association of America. Mr. Taylor previously served as Chairman and as Executive Vice Chairman of the Association for Local Telecommunications Services, an organization representing facilities-based competitive local exchange carriers, and as a member of the Network Reliability and Interoperability Council. Mr. Taylor also previously served as a director of iPlan Networks, a competitive local exchange carrier based in Argentina, and Madison River Communications, a rural telephone company. Mr. Taylor has held positions with MFS Communications Company, Inc., most recently as Vice President of

Global Accounts. Prior to joining MFS Communications in 1994, Mr. Taylor was one of the original senior executives at McLeodUSA Incorporated. Mr. Taylor has also held management positions with MCI Communications Corporation and Ameritech Corp.

Larry F. Williams has served as the Company’s Chairman and Chief Executive Officer since July 2001. From September 2000 to January 2002, Mr. Williams acted as a consultant to telecommunications companies. From December 1994 to September 2000, Mr. Williams served as Chief Executive Officer of AAPT Ltd., a publicly traded telecommunications carrier in Australia. From January 1992 to December 1994, he served as Chief Financial Officer and Chief Operating Officer of AAPT Ltd. and as a Vice President of MCI Communications Corporation. Mr. Williams served as Executive Vice President, Vice President and Chief Financial Officer of Telecom*USA (SouthernNet) from October 1987 to August 1990, when that company was acquired by MCI Communications Corporation. From August 1990 to January 1992, Mr. Williams served as Vice President of Finance and Administration of MCI Communications, Southern division. From November 1980 to October 1987, Mr. Williams served as Vice President, Treasurer and Chief Financial Officer of John H. Harland Co.

Continuing Directors

Each of the continuing directors is a Series A or a Series B designee. The Series A designees are Campbell B. Lanier, III and William B. Timmerman, and the Series B designees are Anthony J. de Nicola and Sanjay Swani. The Series A and Series B designees are not nominated for election at the annual meeting, but will continue to serve as directors until their successors are elected by the holders of the Series A preferred stock and the holders of the Series B preferred stock, respectively, or until they are otherwise replaced under the terms of the Series A preferred stock or the terms of the Series B preferred stock.

Name	Age	Director Since
Campbell B. Lanier, III	53	1997
Anthony J. de Nicola	39	2003
Sanjay Swani	37	2003
William B. Timmerman	57	1997

Campbell B. Lanier, III has served on the board of directors since 1997 and as Vice Chairman since July 2001. Mr. Lanier also served as the Company’s Chairman from March 1997 through July 2001. Mr. Lanier served as Chairman of the Board and Chief Executive Officer of ITC Holding Company, Inc. or its predecessor company from its inception in 1985 through May 2003. Mr. Lanier serves as Chairman of KNOLOGY, Inc., as a Managing Director of South Atlantic Private Equity Fund IV, Limited Partnership and as a director of various private companies.

Anthony J. de Nicola has served on the board of directors since October 2003. Mr. de Nicola has been a General Partner of Welsh, Carson, Anderson & Stowe since 1994 and is a Managing Member or General Partner of the respective sole general partners of Welsh, Carson, Anderson & Stowe VIII, L.P. and other associated investment partnerships. Previously, he worked for William Blair & Company for four years in the merchant banking area and for Goldman Sachs & Co., a global financial services firm, in the mergers and acquisitions department. Mr. de Nicola is a director of Centennial Communications Corp., Alliance Data Systems Corporation, Valor Telecommunications, LLC and Dex Media, Inc.

Sanjay Swani has served on the board of directors since October 2003. Mr. Swani joined Welsh, Carson, Anderson & Stowe in 1999 and has been a General Partner of that firm since 2001. Mr. Swani is a Managing Member or General Partner of the respective sole general partners of Welsh, Carson, Anderson & Stowe VIII, L.P. and other associated investment partnerships. From 1998 to 1999, Mr. Swani was a Principal at Fox Paine & Company, a San Francisco-based buyout firm. From 1994 to 1998, he served with Morgan Stanley & Co., a global financial services firm, in the mergers and acquisitions and debt capital markets areas. Mr. Swani served as a director of BTI from 2001 to 2003 and is currently a director of BancTec, Inc., Global Knowledge Networks, Inc., Valor Telecommunications, LLC and Dex Media, Inc.

William B. Timmerman has served on the board of directors since 1997. Mr. Timmerman has served as Chairman, Chief Executive Officer and President of SCANA Corporation, a diversified utility company, since March 1997. Mr. Timmerman also serves as a director of Liberty Corporation, a broadcasting company, and served as a director of ITC Holding Company, Inc. or its predecessor company from 1996 through May 2003.

Director Attendance at Meetings

The board of directors held 15 meetings during the Company’s 2003 fiscal year, which ended on December 31, 2003. During fiscal 2003, each director attended at least 75% of the aggregate of the total number of meetings of the board of directors held during the period he served as a director and the total number of meetings held by each committee of the board of directors on which he served during the period for which he served.

Of the Company’s 11 directors, one director attended the 2003 meeting of stockholders held on December 18, 2003. It is the Company’s policy that all directors are strongly encouraged to attend the annual meeting of stockholders.

Committees of the Board

The board of directors currently has a standing audit committee, compensation committee, committee of independent directors and new directors committee.

Audit Committee. The audit committee, which held nine meetings during the 2003 fiscal year, currently consists of Messrs. DeLucca, McCarley and Taylor. Messrs. DeLucca and Taylor were appointed to the audit committee in October 2002. Mr. McCarley was appointed to the audit committee in January 2003 to replace John R. Myers, who served on the audit committee from October 2002 until his resignation from the board of directors in January 2003. The board of directors has determined that each current member of the audit committee is an “independent director” eligible for audit committee service under the rules of the National Association of Securities Dealers, Inc. applicable to companies with a class of securities listed on the Nasdaq Stock Market (the “Marketplace Rules”). The board of directors also has determined that each of Messrs. DeLucca, McCarley and Taylor is an “audit committee financial expert” as that term is defined in Item 401(h)(2) of Regulation S-K promulgated by the SEC and is “independent” of management within the meaning of the Marketplace Rules. The audit committee is responsible, among its other duties and responsibilities, for engaging, overseeing, evaluating and replacing the Company’s independent auditors, pre-approving all audit and non-audit services by the independent auditors, reviewing the scope of the audit plan and the results of each audit with management and the independent auditors, reviewing the internal audit function, reviewing the adequacy of the Company’s system of internal accounting controls and disclosure controls and procedures, reviewing the financial statements and other financial information included in the Company’s annual and quarterly reports filed with the SEC, and exercising oversight with respect to the Company’s code of conduct and other policies and procedures regarding adherence with legal requirements. The audit committee’s duties and responsibilities are set forth in its charter, which was included as an exhibit to the Company’s proxy statement for its 2003 annual meeting of stockholders.

In addition to their duties and responsibilities set forth in the committee charter, the audit committee has specified approval rights under the Governance Agreement. The Governance Agreement provides that, except as contemplated by the BTI merger agreement, the certificate of designation of the Series B preferred stock, the agreement governing the warrants issued to the WCAS securityholders (the “Series B warrant agreement”) or the Company’s certificate of incorporation or bylaws, any transactions between the Company or any subsidiary of the Company and the WCAS securityholders or any of their affiliates that are not subject to approval by the committee of independent directors generally must be approved by the audit committee, unless the WCAS securityholders and their affiliates have no interest in any such transaction other than as beneficial owners of the Company’s common stock and are treated in the same manner as all other holders of the common stock.

Compensation Committee. The compensation committee, which held seven meetings during the 2003 fiscal year, currently consists of Messrs. Burton, McCarley, Taylor and Swani. Messrs. Burton and Taylor were appointed to the compensation committee in October 2002. Mr. McCarley was appointed to the compensation committee in January 2003 to replace John R. Myers, who served on the compensation committee from October 2002 until his resignation from the board of directors in January 2003. Mr. Swani was appointed to the compensation committee in October 2003 pursuant to the Governance Agreement. The compensation committee is responsible for establishing the compensation and benefits of the executive officers of the Company, monitoring compensation arrangements for management employees for consistency with corporate objectives and stockholders’ interests, and administering the Company’s stock incentive plan.

Committee of Independent Directors. As of the effective time of the Company’s merger with BTI on October 6, 2003, in accordance with the Governance Agreement, the board of directors formed a committee of independent directors consisting of all of the directors except the WCAS designees, the Series B designees and Larry F. Williams. This committee consists of Messrs. Burton, DeLucca, Lanier, McCarley, Taylor and Timmerman. See “Arrangements Relating to the Board of Directors” for information about the director independence standards set forth in the Governance Agreement for service on the committee.

The duties and responsibilities of the committee of independent directors are defined in the Governance Agreement. As described above under “Arrangements Relating to the Board of Directors,” the committee has the responsibility during the initial governance period to fill directorships vacated by any director, other than a WCAS designee, a Series A designee or a Series B designee. The Governance Agreement also provides that the following transactions must be approved by a determination of the committee:

•	any “squeeze-out transaction” (as defined in the Governance Agreement), merger or other business combination between the Company and any affiliate of the WCAS securityholders;

•	except as contemplated by the BTI merger agreement, the certificate of designation of the Series B preferred stock or the Series B warrant agreement, issuances of shares of capital stock by the Company or any subsidiary of the Company to the WCAS securityholders or any of their affiliates;

•	sales of assets by the Company or any subsidiary of the Company to the WCAS securityholders or any of their affiliates;

•	any action by the WCAS securityholders or their affiliates during the initial governance period to amend the Company’s bylaws;

•	any action by the WCAS securityholders or their affiliates during or after the initial governance period to amend the Company’s certificate of incorporation or bylaws during the term of the Governance Agreement in a manner that would modify the rights of the parties under the Governance Agreement;

•	any enforcement or modification, amendment or waiver of any provision of the Governance Agreement, the BTI merger agreement, the Series B warrant agreement or the Company’s registration rights agreement with the WCAS securityholders; and

•	any acquisition by the WCAS securityholders or their affiliates of voting securities of the Company in excess of limits specified in the Governance Agreement.

In connection with any specific determination of any matter to be made by the committee of independent directors, a director serving on the committee will not be deemed to be an independent director for purposes of participating in such determination, and will not be entitled to participate in such determination, if, in the judgment of the committee (other than such director), such director has an interest in such matter that would interfere with such director’s exercise of independent judgment in carrying out his responsibilities as a director.

New Directors Committee. As of the effective time of the Company’s merger with BTI on October 6, 2003, in accordance with the Company’s bylaws as amended and restated as of that time, the board of directors formed a new directors committee. This committee consists of Messrs. Almeida and McInerney, who currently serve on the board of directors as the WCAS designees. For so long as the WCAS securityholders and their affiliates beneficially own voting securities of the Company representing a majority of the outstanding primary voting power, the new directors committee will have the exclusive right to designate a director for appointment to fill any vacancy created by the death, resignation, disqualification, removal or other cause of any WCAS designee or by an increase in the size of the board of directors implemented pursuant to the direction of the WCAS securityholders.

Director Nominations Policy

The board of directors does not have a nominating committee. Except as described in this proxy statement with respect to the nomination, appointment or election of the WCAS designees, the Series A designees or the Series B designees, the full board of directors nominates candidates for membership on the board of directors.

The board of directors has, by resolution, adopted a director nominations policy. The purpose of the nominations policy is to describe the process by which, subject to provisions of the Company’s certificate of incorporation and bylaws and the Governance Agreement, candidates for inclusion in the Company’s recommended slate of director nominees are selected. The nominations policy is administered by the board of directors.

The board of directors does not currently prescribe any minimum qualifications for director candidates. Consistent with the criteria for the selection of directors approved by the board of directors, the board of directors will take into account the Company’s current needs and the qualities needed for board service, including experience and achievement in business, finance, technology or other areas relevant to the Company’s activities; reputation, ethical character and maturity of judgment; diversity of viewpoints, backgrounds and experiences; absence of conflicts of interest that might impede the proper performance of the responsibilities of a director; independence under SEC rules and the Marketplace Rules; service on other boards of directors; sufficient time to devote to board matters; and ability to work effectively and collegially with other board members. For those potential new director candidates who appear upon first consideration to meet the board’s selection criteria, the board of directors will conduct appropriate inquiries into their background and qualifications and, depending on the result of such inquiries, arrange for in-person meetings with the potential candidates.

The board of directors may use multiple sources for identifying director candidates, including its own contacts and referrals from other directors, members of management, the Company’s advisors, and executive search firms. The board of directors will consider director candidates recommended by stockholders and will evaluate such director candidates in the same manner in which it evaluates candidates recommended by other sources. In making recommendations for director nominees for the annual meeting of stockholders, the board of directors will consider any written recommendations of director candidates by stockholders received by the Secretary of the Company no later than 120 days before the anniversary of the previous year’s annual meeting of stockholders. Recommendations must be mailed to ITC^DeltaCom, Inc., 1791 O.G. Skinner Drive, West Point, Georgia 31833, Attention: Secretary, and include (1) the candidate’s name and address, (2) a statement of the candidate’s qualifications to serve on the board of directors, (3) such other information regarding the candidate as would be required to be included in a proxy statement filed pursuant to the SEC’s proxy rules if the candidate were nominated by the board of directors and (4) if applicable, a description of all arrangements or understandings between the candidate and the stockholder submitting the recommendation.

The board of directors intends to review the nominations policy from time to time to consider whether modifications to the policy may be advisable as the Company’s needs and circumstances evolve, and as applicable legal or listing standards change. The board of directors may amend the nominations policy at any time.

Under the Company’s bylaws, a stockholder wishing to nominate candidates for election as directors at any meeting of stockholders must comply with specific notice requirements. To be timely, the stockholder’s notice must be delivered to or mailed and received by the Secretary of the Company not less than 60 days prior to the meeting, except that if less than 75 days’ notice or prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure was made. To be in proper form, a stockholder’s notice to the Secretary must set forth the following information:

•	the name and address of the stockholder who intends to make the nomination and the name and address of the person or persons to be nominated or the nature of the business to be proposed;

•	a representation that the stockholder is a holder of record of capital stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•	if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

•	such other information regarding each nominee to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the SEC’s proxy rules if the nominee had been nominated, or intended to be nominated, by the board of directors; and

•	if applicable, the consent of each nominee to serve as a director of the Company if so elected.

The Company may require any proposed nominee to furnish such other information as it may reasonably require in order to determine the eligibility of such proposed nominee to serve as a director of the Company. The foregoing requirements do not apply to any nomination of directors made in accordance with the Governance Agreement.

Communications With the Board of Directors

The board of directors welcomes communications from its stockholders and other interested parties and has adopted a procedure for receiving and addressing those communications. Stockholders and other interested parties may communicate any concerns they may have about the Company directly to either the full board of directors or the non-management directors as a group by mailing their communications to the Company at the following address: ITC^DeltaCom, Inc., 1791 O.G. Skinner Drive, West Point, Georgia 31833, Attention: Secretary. The Secretary will review and forward all stockholder communications and other communications from interested parties to the intended recipient, except for those communications that are outside the scope of board matters or duplicative of other communications by the applicable person.

Exemption From Nasdaq Director Independence Requirements

The Company’s common stock is listed and traded on the Nasdaq National Market. To maintain the listing of the common stock on the Nasdaq National Market, the Company is required to comply with applicable provisions of the Marketplace Rules, including the corporate governance standards of those rules. Subject to an exemption available to a “controlled company,” the Marketplace Rules require that a majority of a listed company’s board of directors be composed of “independent directors,” as defined in the Marketplace Rules, and that such independent directors exercise oversight responsibilities with respect to director nominations and executive compensation. The Company believes that it is a “controlled company” and intends to rely on the controlled company exemption from these provisions. Marketplace Rule 4350(c)(5) defines a “controlled company” as “a company of which more than 50% of the voting power is held by an individual, a group or another company.” As described elsewhere in this proxy statement, the Welsh, Carson, Anderson & Stowe Group has disclosed in its statements on Schedule 13D filed with the SEC that it is the beneficial owner of the Company’s voting securities representing more than 50% of the Company’s voting power. See “Security Ownership” for information about the beneficial ownership of the Company’s capital stock by the Welsh, Carson, Anderson & Stowe Group. Even though it is a controlled company for purposes of the Marketplace Rules, the Company nevertheless must apply with the requirements of those rules relating to the membership, qualifications and operations of the audit committee and mandating that “independent directors,” as defined in the Marketplace Rules, have regularly scheduled meetings at which only independent directors are present.

Director Compensation

Fees. Directors who are not employees of the Company receive fees of $30,000 annually plus fees of $1,000 for each board meeting attended in person, $500 for each board meeting attended by conference telephone and $500 for each committee meeting attended, whether in person or by conference telephone. All such fees are paid in cash. Directors who are also employees of the Company receive no fees for their service on the board of directors. All directors are entitled to reimbursement for their reasonable out-of-pocket travel expenditures.

Stock Option Grants. The Company has granted options to purchase 10,000 shares of common stock to each non-employee director under the Company’s stock incentive plan in connection with the initial election or appointment of such director to the board of directors. The option exercise price for these options is equal to 100% of the fair market value of the shares of common stock on the grant date. The options will become exercisable with respect to one third of the shares subject to the options on each of the first three anniversaries of the grant date and, if unexercised, will expire ten years after the grant date. As of March 26, 2004, options to purchase 100,000 shares of common stock were held by non-employee directors under the stock incentive plan.

Executive Compensation

The following table sets forth the compensation paid to the Chief Executive Officer of the Company and to each of the Company’s four other most highly compensated executive officers for fiscal 2003, who are referred to collectively in this proxy statement as the “named executive officers.”

Summary Compensation Table

		Annual Compensation		Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Unit Awards ($) (3)	Securities Underlying Options(#) (4)	All Other Compensation($)(5)
Larry F. Williams(1) Chairman and Chief Executive Officer	2003 2002 2001	255,769 250,000 100,000	229,916 225,000 110,274	501,750 1,430,000 —	— 411,379 1,000,000	63,587 45,807 7,543

Andrew M. Walker(2) President, Business Services	2003 2002 2001	231,154 230,000 230,000	144,047 136,000 94,010	180,000 520,000 —	— 307,218 148,472	36,695 38,062 43,751

Douglas A. Shumate Senior Vice President-Chief Financial Officer	2003 2002 2001	197,039 196,000 184,923	84,972 87,660 53,862	90,000 156,000 —	— 197,074 64,236	14,921 25,838 21,714

Steven D. Moses Senior Vice President-Network Services	2003 2002 2001	165,188 164,560 163,157	55,434 46,077 36,401	72,000 130,000 —	— 167,634 64,236	19,703 20,678 21,653

J. Thomas Mullis Senior Vice President-Legal and Regulatory	2003 2002 2001	170,314 169,703 168,256	50,021 48,083 31,282	72,000 130,000 —	— 167,634 56,336	29,775 31,137 30,096

(1)	Mr. Williams was appointed Chairman and Chief Executive Officer on July 24, 2001.
(2)	Mr. Walker served as President and Chief Executive Officer until July 24, 2001. Upon Mr. Walker’s resignation as Chief Executive Officer, he was appointed to the additional position of Chief Operating Officer. Since October 2003, Mr. Walker has served as President, Business Services.
(3)

Represents the dollar value of restricted stock unit awards made in 2003. The dollar value is calculated by multiplying the closing market price of the common stock on the date of grant by the number of shares subject to the restricted stock units awarded. This valuation does not take into account the diminution in value attributable to the restrictions applicable to the common stock subject to the restricted stock units. Subject to the executive’s continued employment by the Company, the restricted stock unit awards vest with respect to one third of the shares subject to such awards on the date of grant of the award and on each of the second and third anniversaries of the date of grant. The restricted stock unit awards will fully vest upon the termination of an executive’s employment by the Company as a result of the executive’s death or disability. Any unvested portion of a restricted stock unit award will be forfeited upon the termination of an executive’s employment by the Company for any other reason. Holders of restricted stock units will be entitled to receive, upon any payment by the Company of a cash dividend on the outstanding common stock, a cash payment for each restricted stock unit held as of the record date for the dividend equal to the per-share dividend paid on the common stock. As of December 31, 2003, the total holdings of restricted stock units of the named executive officers (with one unit deemed equivalent to the value of one share of common stock) and the market value of such holdings based on the closing price of the common stock on the Nasdaq SmallCap Market on December 31, 2003 were as follows: Mr. Williams: 661,500 units ($4,008,690); Mr. Walker: 240,000 units ($1,454,400); Mr. Shumate: 80,000 units ($484,800); Mr. Moses: 66,000 units ($399,960); and Mr. Mullis: 66,000 units ($399,960).

(4)	Represents, for 2001, options to purchase the Company’s formerly outstanding common stock granted under the ITC^DeltaCom, Inc. 1997 Stock Option Plan. Represents, for 2002, options granted under the 1997 Stock Option Plan and options to purchase common stock granted after October 29, 2002 under the ITC^DeltaCom, Inc. Stock Incentive Plan. Represents, for 2003, options granted under the ITC^DeltaCom, Inc. Stock Incentive Plan. Under the Company’s plan of reorganization, all unexercised options under the 1997 Stock Option Plan were canceled as of October 29, 2002, the effective date of the plan. Holders did not receive any distribution in exchange for their canceled options.
(5)	The amounts shown in the “All Other Compensation” column consist of the following: (a) for Mr. Williams $3,625 in fiscal 2003, $3,516 in fiscal 2002 and $982 in fiscal 2001 in term life insurance premiums; $4,000 in fiscal 2003 and $6,806 in fiscal 2002 in matching contributions to the Company’s 401(k) retirement savings plan, referred to below as the “401(k) Plan”; relocation assistance amounts in 2002 of $19,231; incremental cost of personal use of corporate aircraft of $48,208 in fiscal 2003, $11,454 in fiscal 2002 and $4,641 in fiscal 2001; and an automobile allowance of $7,754 in fiscal 2003, $4,800 in fiscal 2002 and $1,920 in fiscal 2001; (b) for Mr. Walker, $3,564 in fiscal 2003, $3,629 in fiscal 2002 and $4,404 in fiscal 2001 in term life insurance premiums; $22,300 in fiscal 2003, $22,300 in fiscal 2002 and in fiscal 2001 in split dollar life insurance premiums; $4,000 in fiscal 2003, $7,333 in fiscal 2002 and $7,000 in fiscal 2001 in matching contributions to the 401(k) Plan; a travel allowance of $247 in fiscal 2001; an automobile allowance of $6,831 in fiscal 2003, $4,800 in fiscal 2002 and $4,800 in fiscal 2001; and an executive benefit for estate planning assistance of $5,000 in fiscal 2001; (c) for Mr. Shumate, $486 in fiscal 2003, $482 in fiscal 2002 and $432 in fiscal 2001 in term life insurance premiums; $2,785 in fiscal 2003 and $2,785 in fiscal 2002 and in fiscal 2001 in split dollar life insurance premiums; $3,998 in fiscal 2003, $7,333 in fiscal 2002 and $7,000 in fiscal 2001 in matching contributions to the 401(k) Plan; incremental cost of personal use of corporate aircraft of $1,744 in fiscal 2003, $10,438 in fiscal 2002 and $5,507 in fiscal 2001; an automobile allowance of $5,908 in fiscal 2003, $4,800 in fiscal 2002 and $4,800 in fiscal 2001; and an executive benefit for estate planning assistance of $1,190 in fiscal 2001; (d) for Mr. Moses, $972 in fiscal 2003, $1,048 in fiscal 2002 and $1,038 in fiscal 2001 in term life insurance premiums; $12,600 in fiscal 2003 and $12,600 in fiscal 2002 and in fiscal 2001 in split dollar life insurance premiums; $3,500 in fiscal 2003, $6,000 in fiscal 2002 and $5,250 in fiscal 2001 in matching contributions to the 401(k) Plan; a travel allowance of $646 in fiscal 2003 and $2,497 in fiscal 2001; the value of the personal use of a company vehicle, as calculated under regulations of the Internal Revenue Service, of $1,985 in fiscal 2003, $1,030 in fiscal 2002 and $268 in fiscal 2001; and an executive benefit for estate planning assistance of $5,000 in fiscal 2000; (e) for Mr. Mullis, $2,829 in fiscal 2003, $1,977 in fiscal 2002 and $1,796 in fiscal 2001 in term life insurance premiums; $17,500 in fiscal 2003 and $17,500 in fiscal 2002 and in fiscal 2001 in split dollar life insurance premiums; $4,000 in fiscal 2003, $6,860 in fiscal 2002 and $6,000 in fiscal 2001 in matching contributions to the 401(k) Plan; and an automobile allowance of $5,446 in fiscal 2003, $4,800 in fiscal 2002 and $4,800 in fiscal 2001.

Stock Option Grants in Fiscal 2003

There were no stock option grants in fiscal 2003 to the named executive officers.

Stock Option Exercises in Fiscal 2003

The following table sets forth information concerning all unexercised stock options held at the end of fiscal 2003 by the named executive officers. There were no stock option exercises in fiscal 2003 by the named executive officers.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Larry F. Williams	—	—	100,000	125,000	39,000	259,500
Andrew M. Walker	—	—	50,000	62,500	19,500	129,750
Douglas A. Shumate	—	—	33,333	41,667	13,000	86,500
Steven D. Moses	—	—	30,000	37,500	11,700	77,850
J. Thomas Mullis	—	—	30,000	37,500	11,700	77,850

Equity Compensation Plan Information

The table below provides information relating to the Company’s equity compensation plans as of December 31, 2003. As of that date, the Company’s sole equity compensation plan was the ITC^DeltaCom, Inc. Stock Incentive Plan. In accordance with the Company’s plan of reorganization, the board of directors adopted the stock incentive plan effective on October 29, 2002. The stock incentive plan was amended and restated in October 2003 and approved as amended and restated by stockholders at the Company’s 2003 annual meeting on December 18, 2003.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	—		—		2,404,044	(5)
Equity compensation plans not approved by security holders (2)	3,079,956	(3)	$4.72	(4)	—
Total	3,079,956	(3)	$4.72	(4)	2,404,044	(5)

(1)	As of December 31, 2003, no awards had been made under the stock incentive plan after stockholder approval of the plan on December 18, 2003.
(2)	Information shown relates to awards made under the stock incentive plan before stockholder approval of the plan on December 18, 2003.
(3)	Excludes 1,816,000 shares of common stock subject to issuance pursuant to restricted stock units outstanding as of December 31, 2003.
(4)	Excludes the average per-share dollar value of restricted stock units outstanding as of December 31, 2003.
(5)	Represents shares of common stock remaining available for issuance pursuant to awards under the stock incentive plan as of December 31, 2003. Any or all of such shares of common stock may be issued pursuant to awards under the stock incentive plan other than upon the exercise of an option, warrant or right.

The purpose of the stock incentive plan is to enable the Company to recruit, reward, retain and motivate officers, employees, directors and other plan participants who are providing services to the Company or its affiliates on a basis competitive with industry practices. Under the stock incentive plan, the Company may issue up to 7,300,000 shares of common stock. Shares subject to awards which are forfeited or canceled, or which expire or are settled in cash, will become eligible for issuance under future awards. If options are exercised by tendering shares in payment of the exercise price, the number of shares issued net of the shares tendered will be deemed issued for purposes of determining the number of shares available for future issuance.

Awards under the stock incentive plan may be made in the form of stock options (which may be either incentive stock options or non-qualified stock options), restricted stock, restricted stock units, unrestricted stock, stock appreciation rights, performance awards, annual incentive awards and any combination of the foregoing.

As of December 31, 2003, 3,079,956 shares of common stock were subject to issuance upon the exercise of outstanding stock options and 1,816,000 shares of common stock were subject to issuance pursuant to outstanding restricted stock units.

The compensation committee of the board of directors administers the stock incentive plan and has the authority to designate eligible participants and determine the types of awards to be granted and the conditions and limitations applicable to those awards. The board of directors may authorize amendments to the stock incentive plan without stockholder approval except in circumstances prescribed by applicable law or regulation or the Marketplace Rules. The stock incentive plan will terminate on the tenth anniversary of the date of stockholder approval of the plan.

Employment and Retention Agreements

The Company has entered into employment and retention agreements with the following executive officers pursuant to which each such executive officer is employed by the Company in the capacity identified below. The Company entered into these agreements, other than its agreement with John W. Braukman, III, as of October 29, 2002, which was the effective date of the Company’s plan of reorganization. The Company entered into its agreement with Mr. Braukman as of October 6, 2003.

Name	Position
Larry F. Williams	Chairman and Chief Executive Officer
John W. Braukman, III	Chief Operating Officer
Andrew M. Walker	President, Business Services
Douglas A. Shumate	Senior Vice President-Chief Financial Officer
J. Thomas Mullis	Senior Vice President-Legal and Regulatory, and General Counsel

Each of the foregoing agreements has an initial three-year term, which will be automatically extended for one year on each anniversary date unless either the Company or the executive officer provides notice of non-renewal, or unless employment terminates because the executive officer dies or becomes disabled, is terminated by the Company, or resigns. Under the agreements, other than the Company’s agreement with Mr. Braukman, each executive officer is entitled to receive a base salary not less than his base salary immediately before June 25, 2002, which was the date on which the Company filed for protection from creditors under Chapter 11 of the United States bankruptcy code. Each agreement further provides that, in addition to the executive officer’s annual base salary, the executive officer may earn an annual bonus in cash and stock-based incentives in an amount not less than his maximum bonus opportunity for 2002 in effect immediately before June 25, 2002. Mr. Braukman’s agreement provides for substantially similar rights with respect to minimum base salary and bonus opportunities.

Each agreement provides for the payment of severance benefits to the executive officer if the Company terminates the executive officer’s employment without cause or the executive officer resigns for good reason. For this purpose, “good reason” includes a material reduction in the executive officer’s position, authority, duties or responsibilities, specified relocations of the executive officer’s place of employment, a reduction in the executive officer’s compensation, and notification to the executive officer that his employment will be terminated otherwise than as permitted by the agreement. Upon such a termination, the executive officer will be entitled to receive the following:

(1) a lump-sum payment equal to the executive officer’s annual base salary through the date of termination plus a pro rata bonus for the year of termination and any previously deferred compensation and accrued vacation pay, to the extent not previously paid;

(2) a lump-sum payment equal to:

•	in the case of Mr. Williams, three times the sum of his annual base salary as in effect at the date of termination plus his highest specified target bonus opportunity, excluding the value of stock-based incentives;

•	in the case of Mr. Walker, (a) two times the sum of his annual base salary as in effect at the date of termination plus his highest specified target bonus opportunity, excluding the value of stock-based incentives, if the termination date occurs while Mr. Williams is serving as either the Company’s Chief Executive Officer or the Company’s Chairman, or (b) three times such sum, if the termination date occurs after Mr. Williams has ceased service as both the Company’s Chief Executive Officer and the Company’s Chairman; or

•	in the case of each executive officer other than Messrs. Williams and Walker, (a) the sum of the executive officer’s annual base salary as in effect at the date of termination plus the executive’s highest specified target bonus opportunity, excluding the value of stock-based incentives, if the termination date occurs while Mr. Williams is serving as either the Company’s Chief Executive Officer or the Company’s Chairman, or (b) two times such sum, if the termination date occurs after Mr. Williams has ceased service as both the Company’s Chief Executive Officer and the Company’s Chairman; and

(3) continued medical, prescription, dental and life insurance benefits until at least age 65, in the case of Messrs. Williams and Walker, and for a minimum of three years, in the case of each other executive officer.

In addition, upon such termination, all stock options, awards of restricted stock and restricted stock units, and other equity-based awards granted to the executive officer will vest and become exercisable, and all restrictions and conditions applicable to such awards will be deemed to have lapsed or been fully satisfied.

If an executive officer is terminated with cause or the executive officer resigns without good reason, the executive officer will be entitled to receive only compensation accrued through the date of termination and any compensation previously deferred by the executive officer.

Report of the Compensation Committee on Executive Compensation

The compensation committee of the ITC^DeltaCom, Inc. board of directors, which is composed exclusively of non-employee directors, presents this report regarding its executive compensation policy and compensation program in effect for the 2003 fiscal year for the Company’s Chief Executive Officer and the Company’s other executive officers. This report, as well as the performance graph included in this proxy statement, are not soliciting materials, are not deemed filed with the SEC and are not incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

Compensation Policies for Executive Officers

Compensation Policies. The Company’s compensation policies are designed to attract, motivate and retain experienced and qualified executives, enhance the Company’s overall performance, increase stockholder value and enhance the performance of individual executives.

The compensation committee seeks to provide competitive salaries based upon individual performance together with annual cash bonuses based on the Company’s overall performance relative to corporate objectives, taking into account individual contributions, teamwork and performance levels. In addition, the Company’s policy is to grant equity awards to executives upon their commencement of employment with the Company and annually thereafter in order to strengthen the alliance of interest between the executives and the Company’s stockholders and to give executives the opportunity to reach top compensation levels of the competitive market based on the Company’s performance, as reflected in part in the market price of the common stock.

The following describes the three principal elements of compensation generally available to executives under the compensation committee’s compensation policies, with specific reference to compensation reported for fiscal 2003.

Base Salaries. Base salaries of executive officers are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the executive, and the competitive marketplace for executive talent. This evaluation includes a comparison of the Company’s executive base salaries to base salaries for comparable positions at peer public companies in the Company’s geographic region. Base salaries for executive officers are reviewed annually by the compensation committee based upon, among other things, individual performance and responsibilities.

Annual salary adjustments for executive officers are recommended by the Chief Executive Officer after evaluating the previous year’s performance of each executive officer and considering any new responsibilities of such officer. The compensation committee performs the same review of the performance of the Chief Executive Officer. Individual performance ratings take into account such factors as the achievement of specific goals that are defined by reference to the Company’s strategic plan and the attainment of specific individual objectives. The factors affecting base salary levels are not assigned specific weights, but are subject to adjustment by the compensation committee.

Annual Cash Bonuses. The Company pays annual cash bonuses to its executive officers based on both corporate and individual performance, as measured by reference to factors which reflect objective performance criteria over which management generally has the ability to exert some degree of control. The annual bonuses typically are linked to the Company’s achievement of revenue, cash flow and capital budget targets established by the compensation committee, as well various operational objectives. Cash bonuses for fiscal 2003, which were paid in fiscal 2004, were based upon the achievement of these financial targets and operational objectives, including the Company’s acquisition of BTI Telecom Corp. in October 2003 and the Company’s progress in integrating the acquired operations.

Long-Term Incentive Compensation. A third component of an executive officer’s compensation consists of awards under the Company’s stock incentive plan pursuant to which the Company grants executive officers and other key employees options to purchase shares of common stock and other equity-based awards, including restricted stock units.

The compensation committee historically has granted stock options to the Company’s executive officers in order to align their interests with the interests of the stockholders. Stock options have been considered by the compensation committee to be an effective long-term incentive because an executive’s gains are linked to increases in the value of the common stock, which in turn provides stockholder gains. Beginning in fiscal 2002, the compensation committee has added stock unit awards to the equity-based component of each executive officer’s compensation.

Stock unit grants made to executive officers in fiscal 2003 reflect significant individual contributions relating to the Company’s operations and implementation of the Company’s strategic objectives. In October 2003, the compensation committee granted its five most highly compensated executive officers for fiscal 2003 stock units for a total of 203,500 shares of common stock. These stock units vest as to one-fourth of the shares subject to the awards on each of the first, second, third and fourth anniversaries of the grant date.

Chief Executive Officer Compensation

The compensation committee applies the foregoing policies in setting the compensation of Larry F. Williams, the Company’s Chief Executive Officer. The Chief Executive Officer generally participates in the same executive compensation plans and arrangements available to the other executive officers. Accordingly, the compensation of the Chief Executive Officer also consists of annual base salary, annual cash bonus and long-term incentive compensation. The compensation committee’s general approach in establishing the Chief Executive Officer’s compensation is to be competitive with peer companies, but to have a large percentage of his target compensation based upon the long-term performance of the Company, as reflected in part in the market price of the common stock.

Mr. Williams’s compensation for fiscal 2003 included $225,769 in base salary and a $229,916 cash bonus. Mr. Williams’s salary and bonus payments for 2003 were based upon, among other factors, the 2002 compensation of chief executive officers of comparable companies, although his compensation was not linked to any particular group of these companies. Mr. Williams also was granted stock units for 111,500 shares of common stock under the stock incentive plan. The compensation committee believed that these grants were justified in light of Mr. Williams’s expertise and qualifications, the current circumstances affecting the Company and its industry, and the successful consummation of the Company’s acquisition of BTI Telecom Corp.

Compensation Deductibility Policy

Under Section 162(m) of the Internal Revenue Code and applicable Treasury regulations, no tax deduction is allowed for annual compensation in excess of $1 million paid to any of the Company’s five most highly compensated executive officers. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals. The compensation committee intends to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to the Company’s executive officers.

Respectfully submitted,

Compensation Committee

Donald W. Burton
R. Gerald McCarley
Sanjay Swani
Robert C. Taylor, Jr.

Compensation Committee Interlocks and Insider Participation

No current member of the compensation committee or any other member of the committee during fiscal 2003 is or was an employee of the Company or any of its subsidiaries. For a description of transactions between the Company and entities with which members of the compensation committee in 2003 are affiliated or associated, see “Transactions With Related Parties.”

Stockholder Return Performance Graph

On October 29, 2002 in connection with the completion of the Company’s plan of reorganization, all shares of the Company’s then outstanding common stock were canceled and the Company issued approximately 43,750,000 shares of its new common stock. Each holder of shares of the formerly outstanding common stock was entitled to receive such holder’s ratable proportion of a total of 355,500 shares of the new common stock pursuant to the plan of reorganization. The graph and table set forth below show the cumulative total stockholder return on the Company’s new common stock compared to the Standard & Poor’s 500 Stock Index and the Nasdaq Telecommunications Index, which is composed of stocks of publicly traded companies which are principally in the telecommunications business, for the periods between October 30, 2002, which was the initial trading date of the new common stock, and December 31, 2003, which was the last trading day in fiscal 2003.

The graph assumes $100 was invested at the close of business on October 30, 2002 in (1) the Company’s new common stock, (2) the Standard & Poor’s 500 Stock Index and (3) the Nasdaq Telecommunications Index. Total stockholder return is measured by dividing total dividends, assuming dividend reinvestment, plus share price change for a period, by the share price at the beginning of the measurement period.

Company/Index	Base Period October 30, 2002	December 31, 2002	December 31, 2003
ITC^DeltaCom, Inc.	$100	$77.67	$231.33
S&P 500 Stock Index	$100	$98.78	$125.14
Nasdaq Telecom Index	$100	$103.01	$171.66

Transactions With Related Parties

The Company has adopted a policy requiring that any material transactions between the Company and certain persons or entities affiliated with officers, directors or principal stockholders of the Company be on terms no less favorable to the Company than reasonably could have been obtained in arm’s-length transactions with independent third parties.

The following is a summary of certain transactions during the year ended December 31, 2003 among the Company and its directors, executive officers, beneficial owners of more than 5% of its common stock or either series of its preferred stock, and certain entities with which the foregoing persons are affiliated or associated.

Transactions With ITC Holding Company, Inc. and Affiliates

The Company entered into the transactions with ITC Holding Company, Inc., its subsidiaries and its affiliates described below. ITC Holding Company was the Company’s sole stockholder before the Company completed its initial public offering of common stock in October 1997. Three of the Company’s current directors, Campbell B. Lanier, III, Donald W. Burton and William B. Timmerman, served as directors of ITC Holding Company until May 2003. Mr. Lanier also served as Chairman and Chief Executive Officer of ITC Holding Company or its predecessor company from its inception in 1985 until May 2003. ITC Holding Company was the beneficial owner of more than 5% of the Company’s formerly outstanding common stock, Series B-1 preferred stock and Series B-2 preferred stock. On October 29, 2002, in exchange for the cancellation of these securities and senior notes under the Company’s plan of reorganization consummated under Chapter 11 of the United States bankruptcy code, ITC Holding Company was issued over 5% of the Company’s new common stock. ITC Holding Company sold this common stock, and ceased to be an affiliate of ITC^DeltaCom, in connection with its acquisition by another company in May 2003. As a result, information with respect to some of the transactions between the Company and ITC Holding Company and its affiliates for 2003 is provided through April 2003.

Telecommunications Services Transactions. The Company has provided long distance and carrier-switched service to ITC Holding Company and its former subsidiaries, InterCall, Inc. and In View, between January 1, 2003 and April 30, 2003. The Company also has earned commissions by serving as agent for some interexchange carriers doing business with InterCall. Under these agreements, the Company contracts with the interexchange carrier and re-bills the appropriate access charges plus a margin to InterCall. Revenues recorded by the Company for all of these services were approximately $1.9 million for 2003.

InterCall provides conference-calling services to the Company. For these services, the Company paid approximately $86,000 for the four months ended April 30, 2003.

Other Transactions. The Company is the joint owner of an aircraft that it uses for corporate purposes. Of interests in the aircraft, the Company owns approximately 1%, KNOLOGY, Inc. owns approximately 1%, an entity owned by Mr. Lanier owns approximately 80%, J. Smith Lanier & Co. owns approximately 15% and third parties own approximately 3%. The Company and the other owners of the aircraft pay third parties for air travel services related to the operation, storage and maintenance of the aircraft. The Company pays its proportionate share of the fees and expenses associated with these air travel services based on its use of the aircraft. ITC Service Company, a subsidiary of ITC Holding Company, provided the Company with the foregoing air travel services in 2003 until ITC Holding Company was acquired by another company in May 2003. In connection with the May 2003 sale of ITC Holding Company, ITC Service Company transferred the air travel service portion of its business to ITC Holding Company, LLC, which is a single-member limited liability company managed and wholly owned by Mr. Lanier. During 2003, the Company paid ITC Service Company and ITC Holding Company, LLC a total of approximately $293,000 for these services. The Company also paid these entities a total of approximately $37,000 for the use of business conference facilities during 2003.

During 2003, the Company recorded revenues of $293,000 for telecommunication services that it furnished to ITC Financial Services, LLC, an entity of which Mr. Lanier is an officer and significant stockholder.

Transaction With SCANA Corporation and Affiliates

The Company entered into the transactions with SCANA Corporation and its subsidiaries described below. William B. Timmerman, a director of the Company, is also Chairman, Chief Executive Officer and President of SCANA. Before the Company’s plan of reorganization, SCANA was the beneficial owner of more than 5% of the Company’s formerly outstanding common stock, Series A preferred stock, Series B-1 preferred stock and Series B-2 preferred stock. On October 29, 2002, in exchange for the cancellation of these securities under the Company’s plan of reorganization, and as a result of its investment in the currently outstanding Series A preferred stock, SCANA became the beneficial owner of more than 5% of the common stock and the Series A preferred stock.

Retail Services. The Company provides retail services, including local and long distance telephone services, data services and Internet access, to SCANA and some of SCANA’s subsidiaries. The Company billed those entities a total of approximately $1.8 million for such services for 2003.

Access Services. The Company purchased long-haul services from SCANA totaling less than $60,000 for 2003.

Leases. The Company leases office space and space for telecommunications switching equipment at various locations in Columbia, South Carolina from a subsidiary of SCANA. Under the lease agreements, the Company paid approximately $262,000 for 2003.

Transactions With KNOLOGY, Inc. and Subsidiaries

The Company entered into the transactions with KNOLOGY, Inc. and its subsidiaries described below. Two of the Company’s directors, Campbell B. Lanier, III and Donald W. Burton, and one of the Company’s significant stockholders, SCANA Corporation, report that they beneficially own approximately 6.0%, 5.6% and 12.0%, respectively, of the outstanding voting common stock of KNOLOGY, Inc. as of January 31, 2004. SCANA Corporation also reports that it beneficially owns all outstanding shares of KNOLOGY’s non-voting common stock as of January 31, 2004. Mr. Lanier serves as Chairman of KNOLOGY’s board of directors and Mr. Burton serves as a director of KNOLOGY.

The Company has sold capacity on its fiber optic network to KNOLOGY and one of its subsidiaries, Interstate Telephone Company. The Company also has provided long distance and carrier-switched long distance service to KNOLOGY and its subsidiaries, Interstate Telephone Company and Valley Telephone Company. The Company provides directory assistance and operator service to KNOLOGY and some of its subsidiaries. Revenues recorded by the Company for all of these services were approximately $1.1 million for 2003.

The Company purchased feature group access and other services from KNOLOGY and its subsidiaries totaling approximately $837,000 for 2003. The Company also purchased fiber ring circuits from KNOLOGY in 2003 for $225,000.

Transactions With the Welsh, Carson, Anderson & Stowe Group

Since October 29, 2002, the members from time to time of the Welsh, Carson, Anderson & Stowe Group have collectively constituted the Company’s largest common stockholder. The current members of the Welsh, Carson, Anderson & Stowe Group are Welsh, Carson, Anderson & Stowe VIII, L.P., WCAS VII Associates, L.L.C., WCAS Capital Partners II, L.P., WCAS Information Partners, L.P., Patrick J. Welsh, Russell L. Carson, Bruce K. Anderson, Thomas E. McInerney, Robert A. Minicucci, Anthony J. de Nicola, Paul B. Queally, Jonathan M. Rather, D. Scott Mackesy, John D. Clark, James R. Matthews and Sanjay Swani. Welsh, Carson, Anderson & Stowe is a private equity investment firm. The current members of the Welsh, Carson, Anderson & Stowe Group, together with certain former affiliates and former and current employees of Welsh, Carson, Anderson & Stowe, constitute the Welsh Carson securityholders referred to elsewhere in this proxy statement. The Welsh, Carson, Anderson & Stowe Group initially became a stockholder of ITC^DeltaCom in October 2002 when it acquired 49.3% of the then-outstanding shares of the common stock pursuant to the Company’s plan of reorganization. It acquired these shares of common stock in exchange for the cancellation of approximately $225.9 million principal amount of the Company’s old senior notes it held on the plan’s effective date. The group has subsequently increased its ownership of the Company’s voting securities. See “Security Ownership” for information concerning the beneficial ownership of the Company’s capital stock by the Welsh, Carson, Anderson & Stowe Group as of February 20, 2004.

Merger Transactions. On July 2, 2003, the Company and its wholly-owned subsidiary entered into an agreement and plan of merger with BTI, the members of the Welsh, Carson, Anderson & Stowe Group and the other Welsh Carson securityholders. At the closing under the merger agreement held on October 6, 2003, the Company consummated its acquisition of BTI. At the merger effective time, each issued and outstanding share of the common stock of BTI, other than any shares of BTI common stock owned by BTI, which were canceled, was converted into the right to receive approximately 0.00015 of a share of our common stock. At the merger effective time, each issued and outstanding share of the preferred stock of BTI, other than any shares of BTI preferred stock owned by BTI, which were canceled, was converted into the right to receive a number of shares of the Company’s common stock equal to the product of the number of shares of BTI common stock into which such share of BTI preferred stock was convertible as of the effective time multiplied by the foregoing exchange ratio. As of the merger effective time, pursuant to these provisions, the common stock and preferred stock of BTI held by the Welsh, Carson, Anderson & Stowe Group was convertible into the right to receive 34,698 shares of the total of approximately 50,000 shares of the Company’s common stock issuable as merger consideration to the BTI shareholders.

On the merger closing date, pursuant to the merger agreement, the Company issued to the Welsh, Carson, Anderson & Stowe Group and the other Welsh Carson securityholders 6,950,000 shares of common stock and warrants to purchase an additional 3,000,000 shares of common stock at a price of $8.50 per share in exchange for the surrender for cancellation of promissory notes representing $95 million principal amount of BTI indebtedness owing to the Welsh, Carson, Anderson & Stowe Group and the other Welsh Carson securityholders. Of these shares of common stock and warrants, 6,913,000 shares of common stock and warrants to purchase an additional 2,984,027 shares of common stock were issued to members of the Welsh, Carson, Anderson & Stowe Group.

On the merger closing date, pursuant to the merger agreement, members of the Welsh, Carson, Anderson & Stowe Group purchased a total of 347,870 of the 350,000 shares of the Series B preferred stock that the Company sold to certain of the Welsh Carson securityholders for a total purchase price of $35 million. Of the purchase price, approximately $27.5 million was paid in cash and approximately $7.5 million was paid by the surrender for cancellation of $7.5 million principal amount of promissory notes of BTI owning to such Welsh Carson securityholders. As of October 6, 2003, the 347,870 shares of Series B preferred stock purchased by members of the Welsh, Carson, Anderson & Stowe Group were convertible into a total of approximately 11,595,665 shares of common stock at a conversion price of $3.00 per share of common stock.

As part of the transaction, the Company also granted shelf, demand and piggyback registration rights to the Welsh, Carson, Anderson & Stowe Group and the other Welsh Carson securityholders with respect to all of the common stock and substantially all of the Series B preferred stock and Series B warrants of ITC^DeltaCom held by them from time to time.

Telecommunications Services Transactions. The Welsh, Carson, Anderson & Stowe Group and some of their affiliates, including BTI before it was acquired by the Company and other portfolio companies, sell telecommunications services to, and purchase telecommunications and related services from, the Company in the ordinary course of business. The amount of the purchases by the Welsh, Carson, Anderson & Stowe Group and their affiliates of telecommunications and related services from the Company totaled approximately $600,000 for 2003. The sales by affiliates of the Welsh, Carson, Anderson & Stowe Group of telecommunications services to the Company totaled approximately $1.1 million for 2003.

Transactions With Affiliates of J. Smith Lanier, II

J. Smith Lanier, II is the beneficial owner of more than 5% of the Series A preferred stock as a result of the investment he made on October 29, 2002 in connection with the Company’s plan of reorganization. Mr. Lanier also is the Chairman and a significant stockholder of J. Smith Lanier & Co., an insurance placement company. The Company entered into the transactions with J. Smith Lanier & Co. described below.

Insurance Brokerage Services. J. Smith Lanier & Co. has provided the Company with insurance brokerage services, including the negotiation and acquisition on behalf of the Company of various insurance policies with third-party insurers. J. Smith Lanier & Co. generally receives a commission on the gross premium of these insurance policies ranging from 5% to 7%. This gross premium totaled $3.5 million for 2003. J. Smith Lanier & Co. also has performed risk management services for the Company for no additional consideration.

Retail Services. The Company provides retail services, including local and long distance telephone services and data and Internet services, to J. Smith Lanier & Co. Revenue attributable to J. Smith Lanier & Co. for the provision of these services totaled approximately $707,000 for 2003.

Other Transactions

On January 1, 2003, April 1, 2003, July 1, 2003 and October 1, 2003, in accordance with the certificate of designation of the Series A preferred stock, the Company issued additional shares of Series A preferred stock as payment-in-kind dividends on the then-outstanding shares of Series A preferred stock pursuant to which the following related parties acquired beneficial ownership of the following additional shares of Series A preferred stock:

Name	January 1, 2003	April 1, 2003	July 1, 2003	October 1, 2003
Donald W. Burton	279	403	411	419
Campbell B. Lanier, III	502	726	740	755
J. Smith Lanier, II	277	401	408	417
Douglas A. Shumate	28	40	41	42
SCANA Corporation	2,091	3,023	3,084	3,146

Solely for purposes of calculating the dividend amount, each share of Series A preferred stock issued as a payment-in-kind dividend is valued at its liquidation preference of $100.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires the Company’s directors and executive officers and persons who beneficially own more than 10% of the Company’s common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. The reporting persons are required by rules of the SEC to furnish the Company with copies of all Section 16(a) reports they file. Campbell B. Lanier, III, a director, did not file on a timely basis reports with respect to three transactions involving a total of 1,152 shares of common stock. Based solely upon a review of Section 16(a) reports furnished to the Company for fiscal 2003 or written representations that no other reports were required, the Company believes that the Company’s Section 16(a) reporting persons otherwise complied with all filing requirements for fiscal 2003.

INDEPENDENT ACCOUNTANTS

BDO Seidman, LLP has served as the Company’s independent accountants for fiscal 2003. Representatives of BDO Seidman are expected to be present at the annual meeting and will be afforded the opportunity to make a statement if they so desire and to respond to appropriate questions.

Change of Independent Accountants

On August 5, 2002, the Company received a letter from the SEC advising it that Arthur Andersen LLP, the Company’s former independent accountants, had informed the SEC that it was unable to perform future audit services for the Company because of the publicly announced wind-down of Arthur Andersen’s business. The SEC advised the Company in its letter that, as a result of this notification, Arthur Andersen’s relationship with the Company had been effectively terminated. As of August 5, 2002, Arthur Andersen had not resigned or declined to stand for re-election as the Company’s independent accountants, nor had the board of directors or audit committee dismissed Arthur Andersen.

On September 6, 2002, after it filed for reorganization under Chapter 11 of the United States bankruptcy code, the Company engaged BDO Seidman to succeed Arthur Andersen as the Company’s independent accountants. The decision to engage BDO Seidman was approved by a duly constituted committee of the board of directors.

Arthur Andersen’s reports on the Company’s audited consolidated financial statements for the fiscal years ended December 31, 2001, 2000 and 1999 were unqualified, but the report for the fiscal year ended December 31, 2001 stated that the Company’s ability to continue as a going concern was uncertain. Except to the extent described in the preceding sentence, none of these reports contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company’s consolidated financial statements for the fiscal years ended December 31, 2001, 2000 and 1999, and during fiscal year 2002 prior to the termination of Arthur Andersen’s relationship with the Company, the Company had no disagreements with Arthur Andersen on matters of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused Arthur Andersen to make reference to the subject matter of such disagreements in connection with its report on the Company’s consolidated financial statements for such periods.

Fees

BDO Seidman. The following table sets forth the aggregate fees billed by BDO Seidman to the Company for (1) the portion of fiscal 2002 from September 6, 2002, the date on which BDO Seidman was engaged as the Company’s independent auditors, through December 31, 2002 and (2) fiscal 2003.

	2002	2003
Audit services	$179,400	$321,200
Audit-related services	7,317	106,287
Tax services	—	—
All other fees	—	—

Total	$186,717	$427,487

The audit committee of the board of directors considered whether the provision by BDO Seidman of services for the fees identified above under “Audit-related services” was compatible with maintaining the independence of such independent accountants.

Audit Services. Audit services include services performed by BDO Seidman to comply with generally accepted auditing standards related to the audit and review of the Company’s financial statements. The audit fees shown above for the 2002 and 2003 fiscal years were incurred principally for services rendered in connection with the audit of the Company’s consolidated financial statements and associated filings with the SEC.

Audit-Related Services. Audit-related services include assurance and related services that are traditionally performed by independent auditors. The audit-related fees shown above for the 2003 fiscal year were incurred in connection with audits of the Company’s employee benefit plans and general non-audit accounting consultation concerning financial reporting, disclosure matters and new accounting pronouncements.

Arthur Andersen. The following table sets forth the aggregate fees billed by Arthur Andersen to the Company for the portion of fiscal 2002 from January 1, 2002 through August 5, 2002, when Arthur Andersen’s relationship with the Company was effectively terminated.

2002
Audit services	$7,500
Audit-related services	11,500
Tax services	34,750
All other fees	4,842

Total	$58,592

Audit Services. Audit services include services performed by Arthur Andersen to comply with generally accepted auditing standards related to the audit and review of the Company’s financial statements. The audit fees shown above for the 2002 fiscal year were incurred principally for services rendered in connection with the audit of the Company’s consolidated financial statements with respect to fiscal 2001.

Audit-Related Services. Audit-related services include assurance and related services that are traditionally performed by independent auditors. The audit-related fees shown above were incurred in connection with audits of the Company’s employee benefit plans.

Tax Services. Tax services include services performed by Arthur Andersen’s tax department, except those services related to audits. The tax fees shown above were incurred in connection with the preparation of the Company’s tax returns and corporate tax consultations.

All Other Fees. Services provided by Arthur Andersen for “all other fees” related to the review of Arthur Andersen’s work papers by another accounting firm on behalf of a potential investor in the Company.

Pre-Approval Policy

The audit committee pre-approves all audit and permissible non-audit services provided by the Company’s independent auditors. These services may include audit services, audit-related services, tax services and other services. In March 2003, the audit committee established a policy that provides for the general pre-approval of specific types of services. Pre-approval under this policy is generally provided for up to one year, is detailed as to the particular services or categories of services that are pre-approved, and specifies fee limits for each service or category of service. The independent auditors and management are required to report periodically to the audit committee regarding the services provided by, and fees payable to, the independent auditors in accordance with this pre-approval.

During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval. In those instances, the audit committee requires specific pre-approval before engaging the independent auditors. The audit committee’s has delegated to its chairman the authority to address any requests for pre-approval of services between audit committee meetings. The chairman must report any pre-approval decisions to the audit committee at its next scheduled meeting.

During fiscal 2003, services accounting for 25% of the audit-related fees billed by BOD Seidman to the Company were pre-approved in accordance with the general pre-approval policy. Services accounting for the remainder of such billed fees were pre-approved on an engagement-by-engagement basis by the audit committee or its authorized delegate.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF

ITC^DELTACOM, INC.

The audit committee reviews ITC^DeltaCom’s financial reporting process on behalf of the board of directors. In fulfilling its responsibilities, the committee has reviewed and discussed the audited financial statements contained in ITC^DeltaCom’s Annual Report on SEC Form 10-K for the year ended December 31, 2003 with management and with ITC^DeltaCom’s independent auditors. Management is responsible for the financial statements and the reporting process, including ITC^DeltaCom’s system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications. In addition, the committee has discussed with the independent auditors the auditors’ independence from ITC^DeltaCom and its management, including the matters in the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

In reliance on the review and discussions referred to above, the audit committee recommended to the board of directors, and the board of directors has approved, the inclusion of the audited financial statements in ITC^DeltaCom’s Annual Report on SEC Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Respectfully submitted,

Audit Committee

John J. DeLucca
R. Gerald McCarley
Robert C. Taylor, Jr.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

Pursuant to Rule 14a-8 under the Securities Exchange Act, stockholder proposals to be presented at the Company’s annual meeting of stockholders in 2005 must be received by the Secretary of the Company at the Company’s offices at 1791 O.G. Skinner Drive, West Point, Georgia 31833, no later than December 2, 2004. The submission by a stockholder of a proposal for inclusion in the proxy statement is subject to regulation by the SEC.

Under the Company’s bylaws, a stockholder wishing to bring business before the stockholders at any meeting of stockholders must comply with specific notice requirements. To be timely, the stockholder’s notice must be delivered to or mailed and received by the Secretary of the Company not less than 60 days prior to the meeting, except that if less than 75 days’ notice or prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure was made. To be in proper form, a stockholder’s notice to the Secretary must set forth the following information:

•	the name and address of the stockholder who intends to propose the business and the nature of the business to be proposed;

•	a representation that the stockholder is a holder of record of capital stock of the Company entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to introduce the business specified in the notice; and

•	such other information regarding each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the SEC’s proxy rules if the matter had been proposed, or intended to be proposed, by the board of directors.

The foregoing provisions of the Company’s bylaws concerning notice of proposals by stockholders are not intended to affect any rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act.

OTHER MATTERS

The board of directors does not intend to present to the annual meeting any matters not referred to above and does not presently know of any matters that may be presented to the meeting by others. If other matters are properly brought before the meeting, the persons named in the enclosed proxy will vote on such matters in their own discretion.

By Order of the Board of Directors,

Larry F. Williams Chairman and Chief Executive Officer

Dated: April 1, 2004

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

1. ELECTION OF DIRECTORS

Nominees: FOR WITHHOLD

all nominees listed AUTHORITY

01 John Almeida, Jr. except as indicated to vote for all nominees

02 Donald W. Burton

03 John J. Delucca

04 R. Gerald McCarley

05 Thomas E. McInerney

06 Robert C. Taylor

07 Larry F. Williams

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

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ITC^DELTACOM, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 27, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned HOLDER OF COMMON STOCK OF ITC^DELTACOM, INC. (the “Company”) hereby appoints Douglas A. Shumate and J. Thomas Mullis, or either of them, with full power of substitution, as proxies to cast all votes, as designated on the reverse side of this proxy card, which the undersigned is entitled to cast as a holder of Common Stock at the 2004 annual meeting of stockholders of the Company (the “Annual Meeting”) to be held on April 27, 2004 at 1:00 p.m., local time, at the Crowne Plaza Hotel, 1325 Virginia Avenue, Atlanta, Georgia, and at any adjournment or postponement thereof, upon the following matter and any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.

(Continued and to be signed on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

You can now access your ITC^DeltaCom, Inc. account online.

Access your ITC^DeltaCom, Inc. stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for ITC^DeltaCom, Inc., now makes it easy and convenient to get current information on your stockholder account.

• View account status • View payment history for dividends

• View certificate history • Make address changes

• View book-entry information • Obtain a duplicate 1099 tax form

• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time